UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Paylocity Holding Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024

Notice of Annual Meeting of Stockholders and Proxy Statement

paylocity®

Forward Together.

Letter to
Stockholders
October 20, 2023
Dear Stockholder:
You are cordially invited to attend this year’s Annual Meeting of Stockholders of Paylocity Holding Corporation on November 30, 2023, at 8:30 a.m. Central Time. The Annual Meeting of Stockholders will be conducted virtually via a live webcast. You will be able to listen to the Annual Meeting of Stockholders, submit your questions, and vote during the live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/PCTY2023 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.
We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. On or about October 20, 2023, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended June 30, 2023, over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, 2023 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the Annual Report and Proxy Statement on the Internet, both of which are available at www.proxyvote.com.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the virtual meeting, you will have the right to revoke the proxy and vote your shares during the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
We look forward to seeing you at the annual meeting.
Sincerely yours,

Steven R. Beauchamp        Toby J. Williams
Co-Chief Executive Officer    President and Co-Chief Executive Officer
Paylocity 2024 Proxy Statement     1

Preliminary Proxy Statement - Subject to Completion
Notice of 2024 Annual
Meeting of Stockholders

Date
Thursday, November 30, 2023 at 8:30 a.m. Central Time

Place
Virtually at www.virtualshareholdermeeting.com/PCTY2023

Record Date
You can vote if you were a stockholder of record at the close of business on October 3, 2023. Attendance at the meeting is limited to stockholders or their proxy holders and Company guests. Only stockholders or their valid proxy holders may address the meeting.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders to be held on November 30, 2023.

A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

Purposes
Proposal No. 1
To elect Steven R. Beauchamp, Linda M. Breard, Virginia G. Breen, Jeffrey T. Diehl, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Steven I. Sarowitz, Ronald V. Waters III and Toby J. Williams as directors to hold office until the 2025 annual meeting of stockholders and until their respective successors are elected and qualified.
FOR each director nominee

Proposal No. 2 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024. FOR

Proposal No. 3 To vote on a non-binding basis to approve the compensation of our named executive officers. FOR

Proposal No. 4 To approve the 2023 Equity Incentive Plan. FOR

Proposal No. 5 To approve an amendment to Article VI of our Second Amended and Restated Certificate of Incorporation to allow for the removal of directors with or without cause. FOR

Proposal No. 6 To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.
Voting
IMPORTANT: Please vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you attend the meeting, you may choose to vote online at the meeting even if you have previously voted your shares. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.
Mailing
On or about October 20, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2023 Annual Report to Stockholders and how to vote.
For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices.

Attending the Meeting
The meeting will be held virtually at www.virtualshareholdermeeting.com/PCTY2023.
•Meeting starts at 8:30 a.m. Central Time.
•Please have your 16-digit control number to join the Annual Meeting.
•The use of recording devices is not allowed.
Questions
For Questions Regarding:	Contact:
Annual meeting	Paylocity Investor Relations Investors@paylocity.com
Stock ownership for registered holders	Equiniti Shareowner Services (800) 468-9716 (within the U.S. and Canada) or 651-450-4064 (worldwide) or www.shareowneronline.com
Stock ownership for beneficial holders	Please contact your broker, bank or other nominee
Voting for registered holders	Paylocity Investor Relations Investors@paylocity.com
Voting for beneficial holders	Please contact your broker, bank or other nominee
2     Paylocity 2024 Proxy Statement

Paylocity Holding Corporation

2	Notice of 2024 Annual Meeting of Stockholders
4	Proxy Statement for Annual Meeting of Stockholders to be held November 30, 2023
4	Solicitation and Voting
7	Election of Directors
13	Corporate Governance
25	Ratification of Appointment of Independent Registered Public Accounting Firm
27	Report of the Audit Committee
28	Executive Officers
31	Compensation Discussion and Analysis
44	Report of the Compensation Committee
45	Compensation of Named Executive Officers
59	Equity Compensation Plan Information
60	Certain Relationships and Related Party Transactions
62	Security Ownership of Certain Beneficial Owners and Management
65	Delinquent Section 16(a) Reports
66	Advisory Vote to Approve the Compensation of Our Named Executive Officers
67	Approval of 2023 Equity Incentive Plan
77	Amendment to Article VI of our Second Amended and Restated Certificate of Incorporation
78	Stockholder Proposals or Nominations to be Presented at Next Annual Meeting
79	Transaction of Other Business
80	Stockholders Sharing the Same Last Name and Address
A-1	Appendix A - Non-GAAP Financial Measures
B-1	Appendix B - 2023 Equity Incentive Plan
C-1	Appendix C - Third Amended and Restated Certificate of Incorporation of Paylocity Holding Corporation
Paylocity 2024 Proxy Statement     3

Proxy Statement for Annual Meeting of Stockholders to be Held November 30, 2023
The board of directors of Paylocity Holding Corporation is soliciting your proxy for the 2024 Annual Meeting of Stockholders to be held on November 30, 2023, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being made available to stockholders on or about October 20, 2023. References in this Proxy Statement to the “Company,” “we,” “our,” “us” and “Paylocity” are to Paylocity Holding Corporation and its consolidated subsidiaries, and references to the “annual meeting” are to the 2024 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on June 30, 2023. This proxy statement covers our 2023 fiscal year, which was from July 1, 2022 through June 30, 2023 (“fiscal 2023”).
Solicitation and Voting
Record Date
Only stockholders of record at the close of business on October 3, 2023 will be entitled to notice of and to vote at the meeting and any adjournment thereof. At the close of business on this record date, a total of 56,174,813 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.
Quorum
A majority of the shares of common stock issued and outstanding as of the record date must be present at the meeting or represented by proxy to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote at the virtual meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.
Vote Required to Adopt Proposals
Each share of our common stock outstanding on the record date is entitled to one vote on each of the ten director nominees. Each share of our common stock outstanding on the record date is entitled to one vote on each other matter. For the election of the directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominees. In an uncontested election of directors, this means that each director nominee will be elected if he or she receives at least one “FOR” vote. Failure to vote by proxy or to vote electronically at the virtual Annual Meeting and “WITHHOLD” votes will result in a respective nominee having fewer votes but will have no effect on the outcome of the election because a plurality of the votes cast is required for the election of the director nominee. With respect to the ratification of the appointment of our independent registered audit firm, the advisory vote to approve the compensation of our named executive officers and approval of the 2023 Equity Incentive Plan, approval of the proposals requires the affirmative vote of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matters. Because the vote on compensation of named executive officers is advisory, it will not be binding upon our board of directors. Lastly, the approval of the amendment to Article VI to our Second Amended and Restated Certificate of Incorporation to allow for the removal of directors with or without cause requires the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares entitled to vote on the matter.
4     Paylocity 2024 Proxy Statement

Solicitation and Voting

Effect of Abstentions and Broker Non-Votes
Broker non-votes, if any, and shares voted “Withhold” will have no effect on the election of the directors. For each of the other proposals, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as negative votes. Proposal No. 2 is a routine matter, and no broker non-votes are expected to exist in connection with Proposal No. 2. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal No. 2 regarding ratification of our independent auditors but will not be permitted to vote your shares of common stock with respect to Proposal Nos. 1, 3, 4 and 5, unless you provide instructions as to how your shares should be voted. If an executed proxy card is returned by a bank or broker holding shares, which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares on Proposal Nos. 1, 3, 4 and 5 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.
Voting Instructions
If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board recommends on each proposal as follows: “FOR” the election of each of the nominees named herein, “FOR” the ratification of the appointment of our independent auditors, "FOR" the advisory approval of our named executive officers, "FOR" the approval of 2023 Equity Incentive Plan and "FOR" the approval of the amendment to Article VI of our Second Amended and Restated Certificate of Incorporation. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting instruction form that you receive from your bank or broker will contain instructions for voting.
Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by either marking, signing and returning the enclosed proxy card or via the instructions included in your Notice or using telephone or Internet voting. You may also vote online during the virtual annual meeting.
Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you. However, since you are not the stockholder of record, you may not vote your shares at the virtual annual meeting unless you request and obtain a valid, “legal” proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on November 29, 2023. Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote online should you decide to attend the virtual annual meeting.
If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your Notice or proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the virtual annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a “legal” proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the virtual annual meeting and voting online.

Paylocity 2024 Proxy Statement     5

Solicitation and Voting
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.
Voting Results
We will announce preliminary voting results at the virtual annual meeting. We will report final results in a Current Report on Form 8-K filed with the SEC within four business days of the annual meeting.

6     Paylocity 2024 Proxy Statement

Proposal No. 1
Election of Directors
Our second amended and restated certificate of incorporation and bylaws provide for the election of directors for one-year terms. The terms of our existing directors will expire on the date of the 2024 annual meeting. Accordingly, ten persons are to be elected to serve as directors of the board of directors at the meeting. The board’s nominees for election by the stockholders to those ten positions are the ten current members of the board of directors: Steven R. Beauchamp, Linda M. Breard, Virginia G. Breen, Jeffrey T. Diehl, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Steven I. Sarowitz, Ronald V. Waters III and Toby J. Williams. If elected, the nominees will serve as directors until our 2025 annual meeting of stockholders. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than ten persons.
The ten nominees for director receiving the highest number of votes of shares of common stock will be elected as directors. A “Withhold” vote will have no effect on the vote.
We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

The Board of Directors unanimously recommends that you vote “FOR” the election of Steven R. Beauchamp, Linda M. Breard, Virginia G. Breen, Jeffrey T. Diehl, Robin L. Pederson, Andres D. Reiner, Kenneth B. Robinson, Steven I. Sarowitz, Ronald V. Waters III and Toby J. Williams as directors to hold office until the 2025 annual meeting. Proxies will be so voted unless stockholders specify otherwise in their proxies.

The nominees for directors to be elected at this meeting, and certain information about them as of October 20, 2023, is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Position	Age	Director Since
Steven R. Beauchamp	Co-Chief Executive Officer and Director	51	2007
Linda M. Breard	Director	54	2023
Virginia G. Breen	Director	59	2018
Jeffrey T. Diehl	Director	53	2008
Robin L. Pederson	Director	64	2020
Andres D. Reiner	Director	52	2014
Kenneth B. Robinson	Director	68	2020
Steven I. Sarowitz	Chairman	57	1997
Ronald V. Waters III	Director	71	2013
Toby J. Williams	President, Co-Chief Executive Officer and Director	50	2022

Paylocity 2024 Proxy Statement     7

Proposal No. 1 Election of Directors
Nominees for Election to a One-Year Term Expiring at the 2025 Annual Meeting of Stockholders

Steven R. Beauchamp Co-Chief Executive Officer and Director Age: 51 Director Since: 2007 Committees: None
Biography
Steven R. Beauchamp is our Co-Chief Executive Officer and a director. Prior to joining Paylocity in 2007, Mr. Beauchamp was employed by Paychex, Inc., from September 2002 to August 2007 and served as VP of Product Management and as a Corporate Officer. Mr. Beauchamp also served as Vice President of Payroll Operations for Advantage Payroll Services, Inc. from August 2001 to September 2002 after Advantage Payroll acquired Payroll Central where he served as President from May 1999 to August 2001. Mr. Beauchamp also spent three years in operations management with ADP Canada from May 1995 to April 1998. Mr. Beauchamp holds a B.B.A. from Wilfrid Laurier University and a M.B.A. from Queen’s University. Mr. Beauchamp brings to our board of directors over 20 years of experience in management positions in payroll services companies, and his experience and familiarity with our business as our Co-Chief Executive Officer.

Linda M. Breard Independent Age: 54 Director Since: 2023 Committees: Audit Other Current Public Company Boards: Insight Enterprises, Inc., PotlatchDeltic Corporation
Biography
Linda M. Breard has served as a director since October 2023. Ms. Breard currently serves as a director of Insight Enterprises, Inc., a publicly traded Fortune 500 global technology company since February 2018, where she is chair of the audit committee and serves on the compensation committee. Ms. Breard also serves as a director for PotlatchDeltic Corporation, a publicly traded forest products company, since October 2015, where she is chair of the audit committee and a member of the compensation committee. Ms. Breard had been a consultant with Impinj, a publicly traded technology company, from March 2018 through December 2020. She served as CFO Consultant/Interim CFO of Impinj until a CFO was hired in 2020, after which she transitioned to a new role as Strategic Consultant to the CEO, where she had continued responsibility for human resources, IT and facilities and worldwide operations through the end of 2020. From February 2017 to July 2017, she served as the Executive Vice President and Chief Financial Officer of Kaiser Foundation Health Plan of Washington, which provides health insurance and medical care. Prior to that, from February 2016 to January 2017, Ms. Breard was the Executive Vice President and Chief Financial Officer of Group Health Cooperative, a health maintenance organization until it was acquired by Kaiser Permanente in February 2017. From 2006 to January 2016, she held various positions including Senior Vice President and Chief Financial Officer of Quantum Corporation, a leading data storage company. Prior to that, from 1998 to 2006, she served in a variety of roles for Advanced Digital Information Corporation, a publicly traded technology company, last serving as Vice President, Global Accounting and Finance before being acquired by Quantum Corporation in 2006. Ms. Breard also worked six years in public accounting and is a certified public accountant. Ms. Breard brings to our board of directors international, financial and information technology expertise derived primarily from her service on various public company boards and in various roles at several large public companies.

8     Paylocity 2024 Proxy Statement

Proposal No. 1 Election of Directors

Virginia G. Breen Independent Age: 59 Director Since: 2018 Committees: Audit & Nominating and Corporate Governance
Biography
Virginia G. Breen has served as a director since September 2018. Ms. Breen has been an institutional investor and board member in private and public equity for more than 30 years. Ms. Breen has served as a trustee of NB Crossroads Private Market Fund VII Holdings, LLC since April 2021, NB Crossroads Private Markets Access Fund LLC since October 2020 and NB Crossroads Private Markets Fund VI Holdings, LLC since February 2020. Ms. Breen has served as a trustee, and, since April 2017, as a director of NB Crossroads Private Markets Fund V Holdings LLC. Additionally, she has served as a director of NB Crossroads Private Markets Fund IV Holdings LLC since November 2015. Since July 2015, Ms. Breen has served as a director of Excelsior Private Markets Fund II, LLC and Excelsior Private Markets Fund III, LLC. Ms. Breen has also served as a director of UST Global Private Markets Fund, LLC since its inception in July 2008 until its sale in January 2021. Ms. Breen previously served as a director of Excelsior Buyout Investors, LLC since its inception in May 2003 until its sale in December 2013. Since 2008, Ms. Breen has served on the board of managers of the UBS A&Q Fund Complex, consisting of three portfolios, each of which is or was registered under the Investment Company Act of 1940, as amended. Since July 2023, Ms. Breen has served on the board of the UBS NY Fund Cluster consisting of four separate registered investment companies overseen by boards of trustees, with 38 separate series/funds. Since 2015, Ms. Breen has served as a trustee for the Calamos Fund Complex consisting of 29 portfolios. Ms. Breen has also served as a director of Tech and Energy Transition Corp. from 2021 to 2023, and as a trustee of Jones Lang LaSalle Income Property Trust, a public, non-traded, daily-priced REIT from 2004 to 2023. Ms. Breen holds an M.B.A. from Columbia University and an A.B. in Computer Science from Harvard College. Ms. Breen's experience working with technology-driven and high-growth companies provides our board of directors with a unique perspective on our long-term strategy.

Jeffrey T. Diehl Independent Age: 53 Director Since: 2008 Committees: Nominating and Corporate Governance (Chair) Other Current Public Company Boards: Q2 Holdings, Inc.
Biography
Jeffrey T. Diehl has served as a director since May 2008. Mr. Diehl is currently the Managing Partner & Head of Investments at Adams Street Partners, LLC, a global private equity investment management firm. Prior to joining Adams Street Partners in 2000, Mr. Diehl worked at Brinson Partners/UBS Global Asset Management and The Parthenon Group. Mr. Diehl serves as a director of various private companies and has served as a director of Q2 Holdings, Inc., a publicly traded virtual banking solutions company, since 2007. Mr. Diehl holds a B.S. from Cornell University and a M.B.A. from Harvard University. Mr. Diehl brings to our board of directors years of experience as an advisor to a wide range of technology companies, including companies in the software, IT-enabled business services and consumer Internet/media sectors. Mr. Diehl’s experience with the growth and development of technology companies provides our board of directors with a unique perspective on our long-term strategy.

Paylocity 2024 Proxy Statement     9

Proposal No. 1 Election of Directors

Robin L. Pederson Independent Age: 64 Director Since: 2020 Committees: Compensation (Chair)
Biography
Robin L. Pederson has served as a director since March 2020. Mr. Pederson currently serves as Executive Chairman of Sauce Labs, a web and mobile application testing company. He also serves as an independent director of Affinitiv, a provider of automotive marketing solutions and Aircall, a cloud-based call center software company. From August 2017 to September 2023, Mr. Pederson served as Executive Chairman of Alula, a smart security and automation system company, and he served as Executive Chairman of Power Reviews, a technology provider of ratings and reviews for leading brands and retailers from April 2018 to August 2023. From 2013 to 2017, he served as an Operating Executive at Marlin Equity Partners (“Marlin”), a global investment firm with over $6.7 billion of capital under management. During that time, he successfully led the acquisitions of five platforms and served as Executive Chairman of technology companies, including Arcserve, Changepoint, Fidelis Cybersecurity, Lochbridge, Uniface, Openwave Messaging and Openwave Mobility. Prior to his time at Marlin, Mr. Pederson served as the COO of Infor Global Solutions, one of the largest privately held software companies in the world. Mr. Pederson holds a B.S.B.A from the University of North Dakota. Mr. Pederson brings extensive industry experience to our board of directors as a result of his executive management experience in the technology industry.

Andres D. Reiner Independent Age: 52 Director Since: 2014 Committees: Compensation & Nominating and Corporate Governance Other Current Public Company Boards: PROS Holdings, Inc.
Biography
Andres D. Reiner has served as a director since September 2014. Since 2010, Mr. Reiner has served as the President and Chief Executive Officer and a director of PROS Holdings, Inc. (“PROS”), an enterprise software company. Since 1999, and prior to his appointment as President and Chief Executive Officer, Mr. Reiner held a series of positions with PROS, including Senior Vice President of Product Development and Executive Vice President of Product and Marketing. Prior to joining PROS, Mr. Reiner held various technical and management positions in technology companies including Platinum Technology, ADAC Healthcare Information Systems, and Kinesix. Mr. Reiner holds a B.S. in Computer Science with a minor in Mathematics from the University of Houston. Mr. Reiner brings to our board of directors leadership experience through his role as President and Chief Executive Officer of PROS, as well as knowledge and experience with product development and innovation at technology companies.

10     Paylocity 2024 Proxy Statement

Proposal No. 1 Election of Directors

Kenneth B. Robinson Independent Age: 68 Director Since: 2020 Committees: Audit Other Current Public Company Boards: Abercrombie & Fitch Co., Occidental Petroleum Company
Biography
Kenneth B. Robinson has served as a director since March 2020. Mr. Robinson was the Senior Vice President of Audit Services at Exelon Corporation, an integrated power and utility company, from 2016 to 2020. Prior to Exelon, Mr. Robinson spent almost 40 years at The Procter & Gamble Company in a variety of senior finance leadership roles, including Chief Financial Officer – Global Personal Beauty Care and Global Chief Audit Executive. Mr. Robinson served from 2016 to 2020 as a Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board and the Governmental Accounting Standards Board. Mr. Robinson currently serves as a director of Abercrombie & Fitch Co., Occidental Petroleum Company and as Trustee of the International Financial Reporting Standards Board. Mr. Robinson holds a B.S. from Mississippi State University and a M.B.A. from the University of Memphis. Mr. Robinson brings executive management experience, including significant experience in the areas of financial and accounting expertise, to our board of directors.

Steven I. Sarowitz Chairman of the Board Age: 57 Director Since: 1997 Committees: None
Biography
Steven I. Sarowitz founded Paylocity in 1997 and is our Chairman. Mr. Sarowitz was the Chief Executive Officer of Blue Marble Payroll, an international payroll aggregator, prior to its acquisition by Paylocity in August 2021. In addition, Mr. Sarowitz is a Director of Payescape, a UK payroll provider, and a partner in Wayfarer Studios, Wayfarer Entertainment, Wayfarer Theaters, and 4S Bay Partners. He also serves on the boards of Julian Grace Foundation, Wayfarer Foundation, Raising Haiti, Chicago Center for Arts & Technology, and Indiana University Women's Philanthropy Institute. Prior to founding Paylocity, Mr. Sarowitz worked at Robert F. White, a Chicago-based independent payroll service firm. He later was an executive at three privately-held payroll companies. Mr. Sarowitz formerly served as President of the Independent Payroll Providers Association. Mr. Sarowitz holds a B.A. in Economics from the University of Illinois at Urbana. Mr. Sarowitz brings to our board of directors extensive executive leadership and operational experience in payroll services companies, and his experience and familiarity with our business as the founder and Chairman.

Paylocity 2024 Proxy Statement     11

Proposal No. 1 Election of Directors

Ronald V. Waters III
Lead Independent
Age: 71
Director Since: 2013
Committees: Audit
(Chair), Compensation
& Nominating and
Corporate Governance
Other Current Public
Company Boards:
Fortune Brands Innovations, Inc.

Biography
Ronald V. Waters III has served as a director since November 2013 and also serves as the Lead Independent Director. Mr. Waters has been an independent business consultant since May 2010. From 2009 to May 2010, he was a Director and the President and Chief Executive Officer of LoJack Corporation ("LoJack"), a worldwide marketer of wireless tracking and recovery systems for valuable mobile assets, and from 2007 to 2008, he was a Director and the President and Chief Operating Officer of LoJack. He is a director of Fortune Brands Innovations, Inc., formerly known as Fortune Brands Home & Security, Inc., a home and security products company. From 2002 to May 2022, Mr. Waters served as a director of HNI Corp., a manufacturer of office furniture and a manufacturer and marketer of gas- and wood-burning fireplaces. From 2012 to 2015, Mr. Waters served as a director of Chiquita Brands International, Inc., an international marketer and distributor of food products. From 2006 to 2007, Mr. Waters served as a director of Sabre Holdings Corporation. Mr. Waters brings to our board of directors leadership experience through his former role as Chief Executive Officer of LoJack and significant finance expertise derived primarily from his current service on the audit committees of one other public company and previous roles as a director and Chief Operating Officer at a public company, Chief Financial Officer at Wm. Wrigley Jr. Company, Controller at The Gillette Company and partner at KPMG LLP. Mr. Waters also brings to our board of directors international, legal and information technology expertise derived primarily from his service in various roles at several large public companies.

Toby J. Williams President, Co-Chief Executive Officer and Director Age: 50 Director Since: 2022 Committees: None
Biography
Toby J. Williams is our President and Co-Chief Executive Officer and has served as a director since March 2022. Prior to joining Paylocity as our Chief Financial Officer in September 2017, from February 2011 until August 2017, Mr. Williams held several positions at Ellucian, Inc., a provider of higher education software and services, most recently as Chief Product and Strategy Officer. Prior to joining Ellucian, Mr. Williams was the Director of Corporate Development of Paychex, Inc., a provider of human capital management solutions, from March 2006 to January 2011. Before joining Paychex, Mr. Williams was a senior associate in the investment banking division of Citigroup Global Markets Inc., an investment banking firm, from September 2004 to January 2006. From 1999 to 2004, Mr. Williams was an associate in private law practice, most recently with Holland & Knight LLP from 2002 until 2004. Mr. Williams holds a B.A. in Business Administration and Political Science from Houghton College and a M.B.A. and J.D. from The Ohio State University. Mr. Williams brings to our board of directors experience in management positions at technology and payroll services companies, and his experience and familiarity with our business as Chief Financial Officer and as President and Co-Chief Executive Officer.

12     Paylocity 2024 Proxy Statement

Corporate
Governance
Director Independence
Our board of directors has determined that each of Mses. Breard and Breen and Messrs. Diehl, Pederson, Reiner, Robinson and Waters is an “independent director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as the term relates to membership on the board of directors.
The definition of independence under the rules of the Nasdaq Global Select Market (the “Nasdaq Listing Rules”) includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, our board has made a subjective determination as to each independent director that no material relationships exist that, in the opinion of our board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board reviewed and discussed information provided by the directors in questionnaires with questions tailored to the Nasdaq Listing Rules with regard to each director’s business and personal activities as they may relate to us and our management.
Board of Directors Leadership Structure
The board of directors has adopted corporate governance guidelines to promote the functioning of the board and its committees. These guidelines address board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.
Our Corporate Governance Guidelines do not contain a policy mandating the separation of the offices of the Chairman of the Board and the Co-Chief Executive Officers, and the board is given the flexibility to select its Chairman and our Co-Chief Executive Officers in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer or Co-Chief Executive Officers may be filled by one, two or three individuals. The board has chosen to separate the positions of Chairman of the Board and Co-Chief Executive Officers. We believe this structure is optimal for us because it avoids any duplication of effort between the Chairman and the Co-Chief Executive Officers and permits our Co-Chief Executive Officers to focus their efforts on the day-to-day management of the Company. This separation provides strong leadership for the board and the Company through the Chairman, while also positioning our Co-Chief Executive Officers as our leaders in the eyes of our employees and other stakeholders. The board may reconsider the best board leadership structure for us from time to time.
Risk Management
Our risk management function is overseen by our board of directors. Through our management reports and company policies, such as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our board committees' review of the Company's major financial, operational, data privacy, cyber and data security, legal and regulatory, and other risks, we keep our board of directors apprised of material risks and provide our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us and how our management addresses those risks. Mr. Beauchamp and Mr. Williams, as our Co-Chief Executive Officers, work with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors would conduct an assessment by themselves.
Paylocity 2024 Proxy Statement     13

Corporate Governance
Corporate Social Responsibility
Paylocity is committed to advancing our efforts around social and environmental responsibility, and corporate governance. We continually invest in programs that help us grow in the essential areas of diversity, equity, inclusion, and accessibility, as well as environmental sustainability and awareness. During the past year, we created our Environmental, Social, and Governance (ESG) Council to guide us on our journey. This council provides the ESG-related reporting and metrics that help inform our decision-making and also helps guide the important work happening across the organization to enhance our ongoing ESG efforts. For additional information regarding our corporate social responsibility initiatives, please visit our Corporate Social Responsibility website at https://www.paylocity.com/who-we-are/about-us/corporate-responsibility.
Culture & Engagement

We strive to be an organization where every employee has a voice, feels welcomed and is empowered to do their best work. Our core values drive our culture – we believe in earning it every day, that growth fuels opportunity, thinking next generation, living the reputation, and being unbeatable together. Our core values serve as the foundation from which we create an engaging culture for our employees, how we train and develop our teams and how we identify the right talent for our organization. Our approach to drive a strong culture and employee engagement has been validated externally as Paylocity has been named Forbes 2023 Best Employers for Diversity, Forbes 2023 Best Employers for Women, and was also certified Great Place To Work on multiple occasions.

We support a number of employee resource groups including PCTY Equality, which focuses on fostering a positive work environment and providing support for employees and allies of the LGBTQIA+ community, our PCTY OneWorld group, which fosters an inclusive work environment and provides support for our employees of diverse ethnic backgrounds, PCTY Sheroes, which supports and celebrates women, PCTY Sustainability, whereby our employees support initiatives to operate our business and facilities to conserve energy, water and raw materials, and PCTY Mental Health, which promotes a psychologically safe and healthy workplace where employees bring their whole selves to work and their mental well-being is supported. Each of these groups is organized to give employees the chance to build community and connections, voice their ideas and perspectives, personally develop and grow, and shape our culture to make a difference at work and in our local communities.

We also give back to our local communities through our PCTY Gives programs. Through PCTY Gives, we mobilize our technology, people and resources across the country through in-kind donations, our Elevate Your Passions (“EYP”) Grant Program, Volunteers in Action paid time-off, signature program funding, corporate sponsored volunteerism and many other initiatives. To support our employees and their communities, each quarter we donate to qualified 501(c)(3) charities nominated by our employees through the EYP program. In addition to local charities, Paylocity partners with national organizations such as Big Brothers Big Sisters of America, American Red Cross, National Alliance on Mental Illness and Feeding America. To support the children of Paylocity employees, the Peter J. McGrail Scholarship program, named after our late CFO, provides higher education tuition assistance for selected participants.

14     Paylocity 2024 Proxy Statement

Corporate Governance
Diversity & Inclusion
Our ongoing dedication to diversity, equity, inclusion and accessibility ("DEIA") is foundational to our culture. We remain committed to increasing the representation of minority groups within our organization, including in leadership roles, and we directly focus on these goals within our talent acquisition and employee development efforts. Our focus includes attracting diverse candidates to our organization while also investing in professional development and mentorship programs focused on underrepresented employee groups. We provide full transparency to our DEIA-related data and our metrics are available on our website. We are also proud of the ongoing efforts of our Diversity Leadership Council ("DLC"), led by our Chief Diversity Officer. The DLC consists of cross-functional leaders at the VP and director level who represent and reflect our diversity. They collaborate to provide strategic management and direction around inclusion, diversity, and accessibility, and partner with our DEIA Team and employees resource groups to work toward our goals as an organization.
To support our DEIA efforts, we offer a curriculum known as "BRIDGE” (Belonging, Respect, Inclusion, Diversity, Generosity, and Equity), that delivers training content related to topics such as unconscious bias, inclusive leadership and building diverse teams. Our curriculum is designed with the needs of both our employees and clients in mind, with content widely available via our Learning tools. We also strive to cultivate the most inclusive workplace culture possible. Our employee self-identification functionality allows employees to self-identify in areas such as disability, race, ethnicity, gender, gender identity, veteran status, sexual orientation, and personal pronouns. This data provides an accurate view of our diverse workforce so we can better customize, fund, and initiate specialized programming, accommodations and strategies.
Sustainability
The PCTY Sustainability employee resource group is a group of employees from across the business whose mission is to foster sustainable practices throughout our business and the lives of our employees. We also have a Sustainability Task Force that has a goal of boosting sustainability in all Paylocity business activities. Led by the Sustainability employee resource group and task force, we continually strive to conserve energy, water and raw materials at all of our offices. We carefully examine all aspects of our business for new ways to go green. These actions add up for a big impact that supports the sustainability of our communities and planet. We have harnessed the creativity and input of our employees to identify new sustainability initiatives, both large and small, across our business to drive positive impacts. We are focused on operating our business and our facilities in ways that conserve energy, water, and raw materials.
Governance
We also believe in responsible corporate governance, which is driven by both our executive management team and our board of directors. Our executive team and our board of directors play a critical role in driving our core values from the top down and has established corporate governance policies and procedures that guide our decisions and strategy. Our board and our executive team are committed to creating long-term value for our company and stockholders while promoting transparency and adhering to the highest ethical values.
The board, along with our executive management team, is also focused on risk management across our business, including the protection of our clients’ sensitive data. Data and cyber security are at the forefront of our risk management efforts, led by our Chief Compliance & Risk Officer and a dedicated information security team, led by our Chief Information Security Officer. We hold an ISO 27001 certification, undergo annual SSAE 18 audits for SOC1 and SOC2, and we are continuously investing in our information security efforts, including advanced monitoring technologies on all levels of our applications and infrastructure.
Paylocity 2024 Proxy Statement     15

Corporate Governance
Executive Sessions and Lead Independent Director

Non-management directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board’s policy is to hold executive sessions without the presence of management as a part of all regular board meetings, and, in any event, at least twice during each calendar year. The Company’s Corporate Governance Guidelines provide that a non-management independent director shall be chosen to preside at each executive session.
The board of directors has elected a non-management director to serve in a lead capacity (“Lead Independent Director”) to coordinate the activities of the other non-management directors, and to perform any other duties and responsibilities that the board of directors may determine. While the board annually elects a Lead Independent Director, it is generally expected that he or she will serve for more than one year. Our current Lead Independent Director is Ronald V. Waters III.

The role of the Lead Independent Director includes:
•presiding at non-management executive sessions, with the authority to call meetings of the independent directors;
•presiding at executive sessions;
•functioning as principal liaison on board-wide issues between the independent directors and the Chairman; and
•if requested by stockholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

Meetings of the Board of Directors and Committees
The board of directors held four meetings during the fiscal year ended June 30, 2023. The board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Directors are expected to attend at least 75% of the total number of meetings of the board and the committees of the board they serve upon during a given period. Each director attended at least 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal 2023, other than Ms. Breard, who joined the Board in fiscal 2024.
The following table sets forth the standing committees of the board of directors, the members of each committee and the Lead Independent Director as of the date that this Proxy Statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance	Lead Independent Director
Steven R. Beauchamp
Linda M. Breard	●
Virginia G. Breen	●		●
Jeffrey T. Diehl
Robin L. Pederson
Andres D. Reiner		●	●
Kenneth B. Robinson	●
Steven I. Sarowitz
Ronald V. Waters III		●	●	●
Toby J. Williams

Member	●	Chair
Ellen Carnahan served on the board of directors, audit committee and compensation committee until her resignation on August 31, 2023. Robin Pederson was appointed as Chair of the compensation committee on September 15, 2023. Linda M. Breard was appointed as a director and member of the audit committee on October 4, 2023.
16     Paylocity 2024 Proxy Statement

Corporate Governance
Audit Committee

Members
Ronald V. Waters III Independent (Chair)	Linda M. Breard Independent	Virginia G. Breen Independent	Kenneth B. Robinson Independent

Meetings during the fiscal year ended June 30, 2023: 4		Report of the Audit Committee: Page 27

Committee Independence and Expertise
Our board of directors has determined that each member of the audit committee is independent for purposes of the Nasdaq Listing Rules and SEC rules and regulations as they apply to audit committee members. Our board of directors has determined that each of Mses. Breard and Breen and Messrs. Robinson and Waters meet the requirements for financial literacy and sophistication, and that Mr. Waters qualifies as an “audit committee financial expert,” under the applicable requirements of the Nasdaq Listing Rules and SEC rules and regulations. The composition of our audit committee complies with all applicable requirements in the Nasdaq Listing Rules and SEC rules and regulations.
Principal Responsibilities
The functions of the audit committee include the following:

•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•overseeing the overall enterprise risk management framework, reviewing our financial, operational, data privacy, cybersecurity, legal and regulatory risks and other company-wide risk exposures, and processes to manage those risks.

•establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls;
•reviewing material related party transactions or those that require disclosure; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The audit committee’s specific responsibilities are set forth in its charter, which the audit committee reviews at least annually. The audit committee has the responsibility and authority to oversee the accounting and financial reporting processes of the Company, the integrity of the financial reports and other financial information and the audits of the Company’s financial statements. The audit committee also reviews the qualifications, independence and performance, and approves the terms of engagement of the Company’s independent auditor. The audit committee also reviews the performance of the Company’s internal audit function and prepares any reports required of the audit committee under SEC rules and regulations.
Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Paylocity 2024 Proxy Statement     17

Corporate Governance
Compensation Committee

Members
Robin L. Pederson Independent (Chair)	Andres D. Reiner Independent	Ronald V. Waters III Independent

Meetings during the fiscal year ended June 30, 2023: 5		Report of the Compensation Committee: Page 44

Committee Independence
Our board of directors has determined that each member of the compensation committee is independent for purposes of the Nasdaq Listing Rules, is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.
Principal Responsibilities
The functions of the compensation committee include the following:

•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•reviewing our overall compensation philosophy.

The compensation committee and board of directors believe that attracting, retaining and motivating our employees, and particularly the Company’s senior management team and key operating personnel, are essential to Paylocity’s performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.
The compensation committee’s specific responsibilities are set forth in its charter, which the compensation committee reviews at least annually. The compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Co-Chief Executive Officers and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under our equity compensation plans.
Ellen Carnahan served as the Chair of the compensation committee until her resignation from our board of directors on August 31, 2023. Robin L. Pederson was appointed as the Chair of the compensation committee on September 15, 2023.
Independent Consultant
The compensation committee engages Compensia, Inc. (“Compensia”) to provide independent compensation consulting support. Compensia has provided market information on compensation trends and practices and makes compensation recommendations based on competitive data of a peer group of companies. Compensia is also available to perform special projects at the compensation committee’s request. Compensia provides analyses and recommendations that inform the compensation committee’s decisions but does not decide or approve any compensation actions. As needed, the compensation committee also consults with Compensia on other compensation-related matters, which for fiscal 2023 included a review of total cash and all stock-based compensation for Paylocity’s executive officers and board of directors. Compensia also provided guidance on executive and board of director stock ownership guidelines. The engagement of any compensation consultant rests exclusively with the compensation committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses.
The compensation committee has assessed the independence of Compensia and concluded that no conflicts of interest exist that would prevent Compensia from providing independent and objective advice to the compensation committee.

18     Paylocity 2024 Proxy Statement

Corporate Governance
Nominating and Corporate Governance Committee

Members
Jeffrey T. Diehl Independent (Chair)	Virginia G. Breen Independent	Andres D. Reiner Independent	Ronald V. Waters III Independent

Meetings during the fiscal year ended June 30, 2023: 4

Committee Independence
Our board of directors has determined that each member of the nominating and corporate governance committee is independent for purposes of the Nasdaq Listing Rules and under applicable SEC rules and regulations.
Principal Responsibilities
The functions of the nominating and corporate governance committee include the following:

•identifying and recommending candidates for membership on our board of directors;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of conduct for directors and executive officers;

•overseeing the process of evaluating the performance of our board of directors;
•overseeing and reviewing programs and initiatives relating to environmental, social and governance matters; and
•assisting our board of directors on corporate governance matters.

The nominating and corporate governance committee’s specific responsibilities are set forth in its charter, which the nominating and corporate governance committee reviews at least annually. The nominating and corporate governance committee has the responsibility and authority to identify, select or recommend candidates for membership on the board of directors, consider committee member qualifications, appointment and removal, recommend corporate governance principles and oversee the evaluation of the board of directors and each committee.

Director Nominations
Our nominating and corporate governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. The nominating and corporate governance committee’s goal is to assemble a board that brings to Paylocity a diversity of experience in areas that are relevant to our business and that complies with the Nasdaq Listing Rules and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise, gender, race, ethnicity and other demographic factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.
Paylocity 2024 Proxy Statement     19

Corporate Governance
Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the Nasdaq Listing Rules, at least a majority of the members of the board must meet the definition of “independence” and at least one director must be a “financial expert” under the Exchange Act and the Nasdaq Listing Rules and applicable SEC rules and regulations. The nominating and corporate governance committee also believes it appropriate for our Co-Chief Executive Officers to participate as members of the board of directors.
The nominating and corporate governance committee evaluates annually the current members of the board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will assess regularly the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.
Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.
Our bylaws permit stockholders to nominate directors for consideration at an annual meeting. The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see “Stockholder Proposals or Nominations to Be Presented at Next Annual Meeting” elsewhere in this Proxy Statement.
Board Diversity
We believe it is important that our Board is composed of individuals reflecting the diversity represented by our employees, our clients, and our communities. We provide below enhanced disclosure regarding the diversity of our board members as of October 20, 2023, utilizing the template included in the final Nasdaq Rule 5606. To see our board diversity information as of October 20, 2022, please see our proxy statement filed with the SEC on October 20, 2022.

Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	2	8	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed Demographic Background	—	—	—	—

20     Paylocity 2024 Proxy Statement

Corporate Governance
Board Skills
In addition to the qualifications described above and the information regarding each director’s service as a director, business experience and other director positions held currently or during the last five years contained in the biography of each director, we seek to maintain a diverse set of skills on our Board. The table below illustrates how the board is well positioned to provide direction and oversight with respect to our overall performance, strategic direction and significant corporate policies.

Skills and/or Experience
Public Company Board Experience		●	●	●		●	●		●
Executive Leadership and Business Operations	●	●	●	●	●	●	●	●	●	●
Human Capital Management Industry Experience	●	●		●	●	●			●	●
Software as a Service Industry Experience	●	●	●	●	●	●		●	●	●
Cloud Technology Experience	●	●		●	●	●		●		●
Enterprise Risk and Cybersecurity Management	●	●	●	●	●	●	●		●	●
Accounting and Financial Expertise		●	●	●			●		●	●
Strategic Planning and Mergers and Acquisitions	●	●	●	●	●	●	●		●	●
Legal, Regulatory and Environmental, Social and Governance	●	●	●	●	●	●	●	●	●	●

Paylocity 2024 Proxy Statement     21

Corporate Governance
Compensation of Directors
Our directors are eligible to receive equity awards and cash retainers as compensation for service on our board of directors and committees of our board of directors. Under our director compensation package for fiscal 2023, our directors were entitled to receive a $35,000 annual retainer fee. The audit committee chairperson received an annual fee of $20,000, and members of the audit committee received an annual fee of $10,000. The compensation committee chairperson received an annual fee of $15,000, and members of the compensation committee received an annual fee of $7,500. The nominating and corporate governance committee chairperson received an annual fee of $10,000, and the members of the nominating and corporate governance committee received an annual fee of $5,000. The Lead Independent Director received an annual fee of $20,000.
We also grant members of our board of directors stock awards in addition to the cash compensation described above. In August 2022, the compensation committee of our board of directors approved a restricted stock unit grant entitling each director to receive that number of shares of our common stock equal to approximately $200,000 divided by the then 30 calendar day average closing price of our common stock on the applicable date of grant, which was August 15, 2022. These grants vested 25% quarterly, such that the grant vested in full on the first anniversary of the grant, provided that the director continued to serve as a director through such vesting dates.
The following table sets forth information concerning the compensation earned by each non-employee director who served during the last fiscal year. Our Co-Chief Executive Officers did not receive additional compensation for their service as directors and, consequently, no additional compensation is included in the table. The compensation received by our Co-Chief Executive Officers as employees is presented under “Compensation of Named Executive Officers—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Total ($)
Virginia G. Breen	$50,000	(2)	$257,539	(10)	$307,539
Ellen Carnahan	$60,000	(3)	$257,539	(10)	$317,539
Jeffrey T. Diehl	$45,000	(4)	$257,539	(10)	$302,539
Robin L. Pederson	$42,500	(5)	$257,539	(10)	$300,039
Andres D. Reiner	$47,500	(6)	$257,539	(10)	$305,039
Kenneth B. Robinson	$45,000	(7)	$257,539	(10)	$302,539
Steven I. Sarowitz	$35,000	(8)	$257,539	(10)	$292,539
Ronald V. Waters III	$87,500	(9)	$257,539	(10)	$345,039
(1)Amounts represent the aggregate grant date fair value of restricted stock units granted during the year computed in accordance with ASC Topic 718. Assumptions used in calculating the amounts reported in this column are set forth in Note 16 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023. Note that the amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that our directors may receive from the awards.
(2)Consists of $35,000 annual retainer fee for service on the board of directors, $10,000 annual fee for service on the audit committee and $5,000 annual fee for service on the nominating and corporate governance committee.
(3)Consists of $35,000 annual retainer fee for service on the board of directors, $10,000 annual fee for service on the audit committee and $15,000 annual fee for service as the chairwoman of the compensation committee. Ms. Carnahan resigned from her position on the board of directors, audit committee and compensation committee on August 31, 2023.
(4)Consists of $35,000 annual retainer fee for service on the board of directors and $10,000 annual fee for service as the chairman of the nominating and corporate governance committee.
(5)Consists of $35,000 annual retainer fee for service on the board of directors and $7,500 annual fee for service on the compensation committee. Mr. Pederson was appointed as Chair of the compensation committee on September 15, 2023.
(6)Consists of $35,000 annual retainer fee for service on the board of directors, $7,500 annual fee for service on the compensation committee and $5,000 annual fee for service on the nominating and corporate governance committee.
(7)Consists of $35,000 annual retainer fee for service on the board of directors and $10,000 annual fee for service on the audit committee.
(8)Consists of $35,000 annual retainer fee for service on the board of directors.
(9)Consists of $35,000 annual retainer fee for service on the board of directors, $20,000 annual fee for service as Lead Independent Director, $20,000 annual fee for service as the chairman of audit committee, $7,500 annual fee for service on the compensation committee and $5,000 annual fee for service on the nominating and corporate governance committee.
(10)Consists of 946 restricted stock units, all of which vested by August 15, 2023.
22     Paylocity 2024 Proxy Statement

Corporate Governance
Communications with Directors
Stockholders and other interested parties may communicate with the board of directors by mail addressed as follows:

Board of Directors of Paylocity Holding Corporation
c/o Corporate Secretary
1400 American Lane
Schaumburg, Illinois 60173
Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings
We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by our board of directors considering the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders. The board of directors, however, does not have a policy requiring director attendance at our annual meetings of stockholders. All of the directors attended our 2023 Annual Meeting of Stockholders.
Committee Charters and Other Corporate
Governance Materials
We have adopted a Code of Business Conduct and Ethics (the “Code”), that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. The Code is available on the investor relations section of our website at http://investors.paylocity.com. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors and will be disclosed on our website as well as via any other means then required by Nasdaq Listing Rules or applicable law.
Our board of directors has also adopted a written charter for each of the audit committee, the compensation committee and the nominating and corporate governance committee. Each charter is available on the investor relations section of our website at http://investors.paylocity.com.
Paylocity 2024 Proxy Statement     23

Corporate Governance
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines (the “Guidelines”) that address the composition of the board, criteria for board membership and other board governance matters. These Guidelines are available on the investor relations section of our website at http://investors.paylocity.com.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee are or have been an officer or employee of Paylocity. During the fiscal year ended June 30, 2023, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our compensation committee or board of directors.
24     Paylocity 2024 Proxy Statement

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
The audit committee of our board of directors has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm to audit the consolidated financial statements of Paylocity Holding Corporation for the fiscal year ending June 30, 2023. KPMG has served as our auditor since May 2013. A representative of KPMG is expected to be present at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.
The following table sets forth the aggregate fees billed by KPMG for the fiscal years ended June 30, 2023 and 2022:

	2023	2022
Audit fees(1)	$1,172,100	$1,382,000
Audit-related fees(2)	—	—
Tax fees(3)	135,000	85,000
All other fees(4)	60,000	—
Total fees	$1,367,100	$1,467,000
(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory or regulatory filings.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)All other fees consist of fees for services other than the services reported above. These fees, for the years presented, include amounts billed for impact assessment services related to financial system implementations.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by Independent Registered Public Accounting Firm
The audit committee has determined that all services performed by KPMG are compatible with maintaining the independence of KPMG. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.
Paylocity 2024 Proxy Statement     25

Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent registered public accountants. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of KPMG as our independent registered public accounting firm, the audit committee will reconsider its selection.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2024. Proxies will be so voted unless stockholders specify otherwise in their proxies.

26     Paylocity 2024 Proxy Statement

Report of the
Audit Committee
The audit committee currently consists of four directors. Messrs. Robinson and Waters and Mses. Breard and Breen are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of Paylocity’s website at http://investors.paylocity.com.
The audit committee oversees Paylocity’s financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining Paylocity’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.
Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Paylocity’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
The audit committee has reviewed and discussed with management the Company’s audited financial statements. The audit committee has also discussed with KPMG LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, as such standard may be further modified, supplemented or amended from time to time (or such successor standard that may be promulgated). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of Paylocity’s financial reporting.
The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the audit committee recommended to Paylocity’s board of directors that the Company’s audited financial statements be included in Paylocity’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023.
AUDIT COMMITTEE
Ronald V. Waters III, Chair
Virginia G. Breen
Kenneth B. Robinson

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Paylocity under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that Paylocity specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”
Ms. Breard was appointed to the audit committee in October 2023, after the filing of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2023, and therefore did not participate in the review and recommendation described in the Report of the Audit Committee.
Paylocity 2024 Proxy Statement     27

Executive
Officers
The following table sets forth information regarding our executive officers as of October 20, 2023.

Steven R. Beauchamp Co-Chief Executive Officer and Director Age: 51

Steven R. Beauchamp is our Co-Chief Executive Officer and a director. Prior to joining Paylocity in 2007, Mr. Beauchamp was employed by Paychex, Inc., from September 2002 to August 2007 and served as VP of Product Management and as a Corporate Officer. Mr. Beauchamp also served as Vice President of Payroll Operations for Advantage Payroll Services, Inc. from August 2001 to September 2002 after Advantage Payroll acquired Payroll Central where he served as President from May 1999 to August 2001. Mr. Beauchamp also spent three years in operations management with ADP Canada from May 1995 to April 1998. Mr. Beauchamp holds a B.B.A. from Wilfrid Laurier University and a M.B.A. from Queen’s University.

Toby J. Williams President and Co-Chief Executive Officer and Director Age: 50

Toby J. Williams is our President and Co-Chief Executive Officer and has served as a director since March 2022. Prior to joining Paylocity as our Chief Financial Officer in September 2017, from February 2011 until August 2017, Mr. Williams held several positions at Ellucian, Inc., a provider of higher education software and services, most recently as Chief Product and Strategy Officer. Prior to joining Ellucian, Mr. Williams was the Director of Corporate Development of Paychex, Inc., a provider of human capital management solutions, from March 2006 to January 2011. Before joining Paychex, Mr. Williams was a senior associate in the investment banking division of Citigroup Global Markets Inc., an investment banking firm, from September 2004 to January 2006. From 1999 to 2004, Mr. Williams was an associate in private law practice, most recently with Holland & Knight LLP from 2002 until 2004. Mr. Williams holds a B.A. in Business Administration and Political Science from Houghton College and a M.B.A. and J.D. from The Ohio State University.

28     Paylocity 2024 Proxy Statement

Executive Officers

Ryan Glenn Chief Financial Officer and Treasurer Age: 41

Ryan Glenn is our Chief Financial Officer and Treasurer. Prior to March 2022, he served as Senior Vice President of Finance of the Company since August 2021. From June 2018 to August 2021, Mr. Glenn served as the Company's Vice President, Financial Planning & Analysis and Investor Relations, and, from October 2013 to June 2018, Mr. Glenn held various financial leadership positions in the Company's Financial Planning & Analysis and Investor Relations department. Prior to joining Paylocity in October 2013, Mr. Glenn held various roles at PricewaterhouseCoopers LLP, a registered public accounting firm from 2010 to 2013, last serving as a Manager in the Capital Markets & Accounting Advisory Practice. Mr. Glenn earned a B.S. Summa Cum Laude from the University at Buffalo and a M.B.A from The Johnson School at Cornell University.

Rachit Lohani Chief Technology Officer Age: 36

Rachit Lohani is our Chief Technology Officer. Prior to joining Paylocity in September 2021, Mr. Lohani served as the VP of Engineering from 2020 to 2021 at Atlassian. Prior to joining Atlassian, he served as Director of Engineering at Intuit from 2014 to 2020. Before joining Intuit, Mr. Lohani served in engineering leadership positions at Netflix from 2012 to 2014 and Videology Inc from 2009 to 2012. Mr. Lohani brings over 15 years of management experience building products and leading technological transformations. Mr. Lohani holds a M.S. in Computer Science and Engineering from the University at Buffalo and a M.S. in Mathematics and Computer Science from New York University.

Joshua Scutt Senior Vice President of Sales Age: 52

Joshua Scutt has served as Senior Vice President of Sales at Paylocity since August 2021. From October 2018 to August 2021, he served as Vice President, Sales of the Company. Prior to joining Paylocity, Mr. Scutt served as Vice President of Enterprise Sales at NCR from February 2017 to October 2018. From 1997 to 2016, he served in various positions at ADP, including most recently as Senior Vice President of Small Business Sales. Mr. Scutt holds a B.A. degree in Education from Northern Michigan University.

Paylocity 2024 Proxy Statement     29

Executive Officers

Katherine Ross Senior Vice President of Operations Age: 53

Katherine Ross is our Senior Vice President of Operations and joined the Company in December 2022. Prior to joining Paylocity, Ms. Ross served as the Divisional Vice President of Global Toxicology at Abbott from April to December 2022 and Divisional Vice President, North American Workplace Solutions from February 2020 to May 2022. From 1994 to 2020, Ms. Ross held increasing roles of responsibility at ADP, including most recently as Senior Vice President from September 2016 to February 2020. Ms. Ross holds a B.S. degree from Cornell University and an MBA for Northwestern University's Kellogg School of Management.

Nicholas Rost Vice President and Chief Accounting Officer Age: 43
Nicholas Rost has served as Vice President and Chief Accounting Officer of the Company since September 2021. From May 2019 to September 2021, he served as Corporate Controller of the Company. From May 2017 through May 2019, Mr. Rost held various financial leadership roles at Joyson Safety Systems, including Chief Accounting Officer and Executive Director of Financial Planning and Analysis. From 2003 to 2017, Mr. Rost worked in a variety of roles at PricewaterhouseCoopers LLP, a registered public accounting firm, serving most recently as a Senior Manager in the Assurance Practice. Mr. Rost earned his B.S.B.A. degree in Accounting Information Systems from Central Michigan University. He is also a Certified Public Accountant.

30     Paylocity 2024 Proxy Statement

Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.
This section discusses the philosophy underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation was awarded to and earned in fiscal 2023 by the following executive officers, which we refer to as our "named executive officers" in this Proxy statement, and places in perspective the data presented in the tables and narrative that follow:
•Steven R. Beauchamp, our Co-Chief Executive Officer (“Co-CEO”);
•Toby J. Williams, our President and Co-CEO;
•Ryan Glenn, our Chief Financial Officer and Treasurer ("CFO");
•Rachit Lohani, our Chief Technology Officer;
•Joshua Scutt, our Senior Vice President of Sales; and
•Katherine Ross, our Senior Vice President of Operations(1);
(1)    Ms. Ross joined us as our Senior Vice President of Operations on December 1, 2022.

We refer to our compensation committee in this Compensation Discussion and Analysis and the related compensation tables as the “Committee.” The members of the Committee in fiscal 2023 were Ellen Carnahan, Robin L. Pederson, Andres D. Reiner and Ronald V. Waters III. As disclosed elsewhere in this proxy statement, Ms. Carnahan resigned from our board of directors in August 2023.

Paylocity 2024 Proxy Statement     31

Compensation Discussion and Analysis
Fiscal 2023 Financial and Business Highlights
During fiscal 2023, we achieved strong revenue growth with total revenue of $1.17B, representing 38% year-over-year growth, as our focus on providing the most complete platform for the modern workforce continues to resonate with our clients and prospects. Beyond driving strong revenue growth, we also increased our profitability in fiscal 2023 with net income of $140.8 million, adjusted EBITDA of $375.2 million or 31.9% margin and, net cash provided by operating activities of $282.7 million and free cash flow $215.8 million or 18.4% margin.* Our named executive officers and other members of our executive management team led the organization to achieve certain operational and financial milestones that position us for continued short- and long-term success, including the following achievements:

Year-over-year total revenue growth	38%

Revenue retention	92%+

Adjusted EBITDA margin*	31.9%

New business revenue from referral channels	Over 25%

*    Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow and Free cash flow margin are non-GAAP financial measures. For information on these measures, including the reconciliation of these non-GAAP financial measures to their most direct comparable GAAP financial measures, please see "Appendix A: Non-GAAP Financial Measures."
We continued to enhance products like Community, Surveys, Video, and Learning, as well as our Mobile App, to ensure our clients can meet the needs of their employees. These products have seen increasing attach and utilization rates, while use of data and analytics on our platform grew exponentially in fiscal 2023—especially our Modern Workforce Index, which analyzes, scores, and tracks a company’s progress in delivering a more engaging experience to their employees. We also launched the HR industry's first integration of generative AI into Community, our social collaboration hub. We continue to embed generative AI across the platform to streamline processes and better engage employees. We also launched Market Pay, which delivers comprehensive pay data to help organizations pay their employees fairly, attract and retain top talent, and maintain compliance. New advanced scheduling functionality improves workforce management by providing more schedule flexibility for employees and access to real-time insights for managers to reduce labor costs and minimize risks.
Our product development investments continue to be recognized by third parties. NelsonHall, a leading industry analyst firm, ranked Paylocity a Leader in its Next-Generation HCM Technology NEAT report for the mid-market and enterprise segments. G2 Crowd, an independent product review site, named us an overall leader for all 12 HRIS product categories for the 19th straight quarter and the #1 HR software solution.
From an operational perspective, we remain focused on delivering world-class service to our 36,200 clients. We are proud of the efforts of our operations teams who create a true partnership with our clients. This combination of strong operational execution and industry-leading products allowed us to deliver revenue retention of greater than 92% once again for fiscal 2023.
We were also able to maintain a strong culture for our more than 6,100 employees as we were named Forbes' Best Employers for Diversity and Best Employers for Women, Built In's Best Places to Work 2023, Great Places to Work Certified 2023 and the 2023 Best and Brightest Companies to Work for in the Nation. We demonstrated our commitment to being a leader in social and environmental responsibility and corporate governance, which we have showcased on the Corporate Responsibility section of our website and in our annual Corporate Social Responsibility report.
Fiscal 2023 Executive Compensation Highlights
The following key compensation actions were taken with respect to the named executive officers for fiscal 2023:
•Base Salaries: We adjusted the base salaries of certain of our named executive officers in order to appropriately compensate them given the level of performance and the competitive market.
32     Paylocity 2024 Proxy Statement

Compensation Discussion and Analysis
•Annual Cash Bonuses: The target bonus opportunities as a percentage of base salaries remained the same for our named executive officers as compared to the prior year. We paid annual cash bonuses to our named executive officers in order to encourage them to focus on the achievement of key short-term business objectives and reflect their achievement of the corporate performance objectives under our annual cash bonus incentive plan.
•Long-Term Equity Incentive Compensation: We granted time-based restricted stock unit and market share unit awards for shares of our common stock in order to reward increases in stockholder value and achievement of corporate objectives.
•Share Ownership Guidelines: We have adopted stock ownership guidelines for our named executive officers in order to promote the alignment of long-term interests of our named executive officers with our stockholders.
•Stockholder Feedback: We hold annual non-binding advisory stockholder votes on the compensation program for our named executive officers commonly referred to as a “say on pay” vote. We received 93.4% of votes in favor of our say on pay proposal at the 2023 Annual Meeting of Stockholders. The Committee has considered and will continue to consider the outcome of our say on pay votes and our stockholders’ views when making compensation decisions for our named executive officers, including the outcomes of “Proposal No. 3 Advisory Vote to Approve the Compensation of our Named Executive Officers” at this Annual Meeting.
Compensation Philosophy and Objectives
Paylocity’s commitment to attracting, retaining and aligning talent with our business objectives is reflected in the total compensation program for our named executive officers. We provide a talent value proposition that motivates our named executive officers to contribute to the creativity, growth, profitability and performance of the Company.

Our objective is to:
•attract and retain the talent needed to grow the Company’s business;
•provide a strong incentive for executives and key employees to work toward the achievement of the Company’s goals, including long-term revenue growth and sustained value creation; and
•ensure that the interests of management and the Company’s stockholders are aligned.

We seek to achieve these objectives by providing compensation that is competitive with the practices of other peer group technology companies and linking rewards to Company performance. Our incentives are designed to motivate our named executive officers to increase long-term stockholder value in alignment with stockholders’ interests.
Within this framework, we observe the following principles:
1.Attract, motivate and retain top-caliber talent: Named executive officers should have market-competitive base salaries and employee benefits that permit us to hire and retain high-caliber individuals at all levels as we compete for talent nationally;
2.Pay for performance: A significant portion of the annual compensation of our named executive officers should vary with annual business performance and each individual’s contribution to that performance;
3.Reward long-term growth and sustained value creation: Named executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our stockholders;
4.Align compensation with stockholder interests: The interests of our named executive officers should be linked with those of our stockholders through the risks and rewards of the ownership of our common stock; and
5.Promote accountability; discourage excessive or inappropriate risk-taking: Our compensation program discourages excessive risk-taking. The Company enforces this principle through the share-ownership requirements, as well as hedging and trading restrictions. Our 2014 Equity Incentive Plan has contained a clawback provision, applicable to our Co-CEOs and CFO, since its adoption, and in October 2023, the board of directors adopted an executive compensation clawback policy that complies with Nasdaq Listing Rules and Rule 10D-1 under the Exchange Act. See “Compensation Discussion and Analysis – Other Compensation Policies – Compensation Recovery Policy” for additional information about our clawback policy.
These principles are the foundation for a compensation framework that focuses management’s best efforts on achieving the Company’s goals and generating sustainable stockholder value.
Paylocity 2024 Proxy Statement     33

Compensation Discussion and Analysis

What We Do	What We Don’t Do

  Pay for Performance – a significant portion of our executive compensation program is not guaranteed and is dependent upon stock price appreciation and other variable, at-risk pay components that are disclosed to our stockholders
  Review Peer Compensation Data – prior to making executive compensation decisions we review peer company compensation data
  Annual Stockholder “Say on Pay” – we seek an annual non-binding advisory vote from stockholders to approve the executive compensation disclosed in our “Compensation Discussion and Analysis,” tabular disclosures and related narrative of this proxy statement
  Post-Employment Covenants – our executive employment agreements contain non-compete and non-solicit language in order to protect the business
  Modest Perquisites – providing only those that have a sound value to our business
  Caps on Incentive Payouts – we ensure that short-term incentives and our performance-based restricted stock unit awards cap payouts
  Mitigate Undue Risk – we have maintained a clawback policy applicable to our Co-CEOs and CFO since 2014 and recently adopted an executive compensation clawback policy that complies with Nasdaq Listing Rules and Rule 10D-1 under the Exchange Act, set multiple performance measures and targets and maintain robust Board and management processes to identify risks
  Robust Stock Ownership Guidelines – we ensure management acts and thinks like stockholders through stock ownership
  Independent Compensation Consultant – we seek third party executive compensation advice for the Committee from an independent consulting firm that does not perform any other services for our Company

  No Excise Tax Gross-Ups upon Change in Control – we do not provide tax gross-ups related to change in control
  No Pledging Shares of Company Stock Received as Compensation – named executive officers may not directly or indirectly pledge Paylocity common stock as collateral for any obligation
  No Hedging Shares of Company Stock Received as Compensation, named executive officers may not directly or indirectly engage in transactions intended to hedge or offset the market value of Paylocity common stock owned by them
  No Guaranteed Incentive Payouts – we do not provide guaranteed minimum bonuses

34     Paylocity 2024 Proxy Statement

Compensation Discussion and Analysis
The Role of the Committee and its Consultants and Advisors
The Committee’s primary duties are to regularly meet, review and advise our board of directors on the Company’s overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends. The Committee is responsible for taking action with respect to compensation that will attract and retain the highest quality executives that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Company’s progress. For a more complete description of the duties and responsibilities of the Committee, see the charter for the Committee posted on our website at: http://investors.paylocity.com.
The Committee has engaged Compensia, an outside independent executive compensation consultant, to assist the Committee with executive compensation matters by providing market research and advisory support for base salary, bonus and equity compensation matters and to assist the Committee with assessing the Company’s peer group. Compensia annually develops a peer group study and an executive and non-employee director compensation review that is specific to the Company. Compensia does not provide other services to the Company. The Committee also uses the services of the Company’s human resources department and the Company’s outside counsel in making compensation-related decisions involving our named executive officers.
Role of Named Executive Officers in Compensation Decisions
The compensation of our named executive officers is determined by the Committee. Our Co-CEOs and CFO typically provide an agenda and recommendations to the Committee. Our Co-CEOs attend the Committee meetings and discuss with the Committee the compensation and performance of all named executive officers, other than themselves. Our Co-CEOs base their recommendations in part upon their review of the performance of our named executive officers. The Committee may exercise its discretion in modifying any recommended compensation adjustments or awards to such named executive officers.
Components of Executive Compensation
We offer our named executive officers compensation in the following forms:
•Base salaries to reward individual contributions and compensate for their day-to-day responsibilities;
•Variable compensation in the form of performance-based bonuses that are directed to drive targeted corporate business goals and annual objectives; and
•Equity compensation in the form of time-based restricted stock units and market share units in order to foster focus by our named executive officers on long-term objectives.
Our equity compensation program is structured to align the long-term pay of our named executive officers with stockholder interests. We believe that equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees, and our executive compensation program aims to appropriately balance the goals of motivating and rewarding our named executive officers, thereby promoting stability in our leadership.
To promote alignment of our named executive officers’ interests with those of our stockholders and to focus our executives on achievement of certain annual performance-based metrics that the Committee considers critical to the Company’s future success, we also have an annual cash bonus program that varies above or below target levels commensurate with our performance. In addition, we have executive employment agreements with each of our named executive officers in order to secure their positions with the Company and to increase the executives’ focus with the Company notwithstanding the high demand for services that may exist within the executives’ locality and the Company’s competitors in the technology sector.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Therefore, we generally do not provide perquisites or other personal benefits to our named executive officers except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our named executive officers more efficient and effective, and for recruitment and
Paylocity 2024 Proxy Statement     35

Compensation Discussion and Analysis
retention purposes. During fiscal 2023, other than the perquisites or other benefits detailed under "Compensation of Named Executive Officers—Summary Compensation Table", none of the named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual. In addition, we do not provide our named executive officers retirement plan benefits or health and welfare plan benefits, other than executive health and wellness screenings, that deviate from what is generally offered to employees of the Company.
We view these components of compensation as related, but the Committee does not review total compensation for the named executive officers in making a decision with regard to a component of compensation because the Committee does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Committee instead believes that each component of compensation is intended to reward different goals, as well as skills, responsibilities and duties of the executive. As a result, the appropriate level for each compensation component is based in part, but not exclusively, on peer group survey data and our recruiting and retention goals, our view of internal equity and consistency and other considerations we deem relevant, such as rewarding extraordinary performance, for such component of compensation.
In determining named executive officer compensation, the Company considers the following factors:

•the Company’s performance in the previous fiscal year;
•the Company’s growth from the previous fiscal year;
•long-term retention value;
•the Company’s outlook and operating plan for the upcoming fiscal year;
•assistance from the Committee’s advisors and consultants, as described under “The Role of the Committee and its Consultants and Advisors”, including the compensation analysis prepared by Compensia;
•the named executive officer’s role;
•an evaluation of the named executive officer’s individual performance and overall impact on the Company;
•the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool among the named executive officers and other participants;
•overall equity burn rates as well as equity overhang levels;
•the value of, and expense associated with, proposed and previously awarded equity grants, including the long-term retention value of past awards; and
•compensation trends and competitive factors in the market for talent in which the Company competes.

The Committee performs an annual strategic review of compensation for our named executive officers and the Company’s peer group to determine whether we provide adequate incentives and motivation to our named executive officers. To this end, the Committee reviews survey data and compensation data of peer companies annually when it reviews named executive officer compensation.
For fiscal 2023, the Committee, based on an analysis put together by Compensia, developed the Company’s peer group for purposes of advising the Committee on its assessment of base salary, equity compensation and variable cash bonus opportunities for our named executive officers. After comments from Company management, the Committee reviewed the peer group assessment criteria, including peer group company location, industry, direct peers, revenue ranges, market capitalization, increases in market capitalization and revenue growth rate. The peer group was selected from companies that provide systems software or internet software and services, or enterprise software applications that are headquartered in the United States. Additionally, we focused on peers that generally have revenue growth of 10% or more, that are approximately 0.5 to 2.0 times our trailing 12-month revenue and/or have a market capitalization rate of 0.3 to 3.0 times that of our own 30 trading day average market capitalization. None of the criteria are fixed and the Committee retains the discretion to determine the Company’s peer group for compensation purposes.
36     Paylocity 2024 Proxy Statement

Compensation Discussion and Analysis
For fiscal 2023, our peer group as determined by the Committee consisted of the following:

Alteryx	Coupa Software	Okta	Splunk
Avalara	Dynatrace	Paycom Software	The Trade Desk
Bill Holdings	Elastic N.V.	Q2 Holdings	Zendesk
BlackLine	Guidewire Software	RingCentral	Zscaler
Ceridian HCM Holdings	HubSpot	Smartsheet

Notwithstanding the use of a peer group analysis to assess named executive officer compensation, the Committee does not benchmark individual components of compensation or the total compensation paid to our named executive officers. The Committee also does not consider realized or realizable pay in making compensation decisions. The Committee makes decisions on named executive officer compensation for each component thereof based on a variety of factors described above.
Base Compensation
The Committee reviews and reassesses the base salaries of our named executive officers following the completion of each fiscal year. We do not choose to consider other elements of pay in setting base salaries for our named executive officers because of our philosophy that base salary should be measured by market practices and individual performance. Our Committee may periodically conduct a review of our named executive officers’ base salaries and determine adjustments as warranted, if any.
In fiscal 2023, as compared to fiscal 2022, we adjusted the base salaries of certain of our named executive officers in order to appropriately compensate them given the level of performance and the competitive market conditions.
In fiscal years 2023 and 2022, the annual base compensation for our named executive officers was as follows:

Named Executive Officer	Fiscal 2023 Base Salary	Fiscal 2022 Base Salary
Steven R. Beauchamp	$638,400	$560,000
Toby J. Williams(1)	$638,400	$465,732
Ryan Glenn(2)	$374,500	$315,342
Rachit Lohani	$445,200	$420,000
Joshua Scutt(3)	$420,000	$—
Katherine Ross(3)	$400,000	$—
(1)     For fiscal 2022, reflects the proration of Mr. William's annualized base salary of $560,000 based on his appointment as President and Co-CEO in March 2022. Mr. Williams' annualized base salary as Chief Financial Officer for fiscal 2022 prior to his promotion was $424,000.
(2)     For fiscal 2022, reflects the proration of Mr. Glenn's annualized base salary of $350,000 based on his appointment as Chief Financial Officer and Treasurer in March 2022. Mr. Glenn's annualized base salary as Senior Vice President Finance for fiscal 2022 prior to his promotion was $300,000.
(3)     Fiscal 2022 base salary information is not disclosed for Mr. Scutt or Ms. Ross as fiscal 2023 was the first year in which they served as named executive officers.
Variable Compensation Under Our Annual Bonus Plan
We maintain a variable compensation plan in the form of an annual cash bonus plan to reward the performance of our named executive officers in achieving our corporate goals and to primarily align this element of pay for our named executive officers with corporate performance. Based on the Committee’s review of survey data from peer group analysis, we maintained the target bonus opportunity under our annual cash bonus plan for each of our named executive officers at competitive levels.
Paylocity 2024 Proxy Statement     37

Compensation Discussion and Analysis
For fiscal 2023, our Committee established the following corporate performance measures based 60% upon Recurring and other revenue and 40% upon Adjusted EBITDA targets to assess the cash bonus opportunity for each named executive officer:

Achievement Level	Recurring and Other Revenue	Adjusted EBITDA	Corresponding Payout as % of Target (for each metric)
Maximum	$1,087,000,000	$329,000,000	150%
Target	$1,072,000,000	$321,000,000	100%
Threshold	$1,057,000,000	$313,000,000	50%
We focused on these factors in our annual cash bonus plan for fiscal 2023 because they are important indicators of our ability to monetize our products and services. At the time the corporate performance measures were set, the Committee believed that these corporate performance measures provided a more accurate gauge of our success and that the achievement of the corporate performance measures at the target levels would require extraordinary efforts, excellent leadership, effective leveraging of our competencies and a focus on driving results.
Based on actual performance for fiscal 2023, the Company achieved $1,098,036,000 in Recurring and other revenue and $375,183,000 in Adjusted EBITDA and therefore exceeded the maximum performance targets. Accordingly, the Committee determined that our named executive officers had earned and would be paid the following cash bonuses under our annual cash bonus plan for fiscal 2023, which were paid in fiscal 2024:

Named Executive Officer	Fiscal 2023 Target Cash Bonus Opportunity (as a percentage of Base Salary)	Fiscal 2023 Target Cash Bonus Opportunity	Fiscal 2023 Bonus Payment Paid in Fiscal 2024 (as a percentage of Base Salary)	Fiscal 2023 Bonus Payment Paid in Fiscal 2024	Fiscal 2023 Bonus Payment (as a percentage of target)
Steven R. Beauchamp	100%	$638,400	150%	$957,600	150%
Toby J. Williams	100%	$638,400	150%	$957,600	150%
Ryan Glenn	75%	$280,875	113%	$421,313	150%
Rachit Lohani	55%	$244,860	83%	$367,290	150%
Joshua Scutt	75%	$315,000	113%	$472,500	150%
Katherine Ross(1)	55%	$127,781	82%	$191,671	150%
(1)     The bonus opportunity and payment for Ms. Ross for fiscal 2023 paid in fiscal 2024 was prorated based on the amount of time served in her role during the fiscal year. Ms. Ross joined us as our Senior Vice President of Operations on December 1, 2022.
Equity Compensation
Currently, the equity compensation issued to each of our named executive officers consists of restricted stock units (“RSUs”) and market share units (“MSUs”). The amount and type of equity awards granted to our named executive officers reflects the Committee’s desire to remain competitive with the Company’s peer group while taking into consideration overall retention goals and achievement of corporate executives. For fiscal 2023, we remained competitive for positioning the equity awards granted to our named executive officers due to corporate performance and a strong desire to retain our named executive officers during an upcoming period that we feel will be critical to the Company’s growth and our long-term strategic planning. Accordingly, certain equity awards granted to our named executive officers in fiscal 2023 include retention attributes that are weighted to the beginning of fiscal 2026.
Because RSUs representing the right to receive shares of our common stock upon settlement have value even in the absence of stock price appreciation, the Committee believes we are able to incent and retain our named executive officers using fewer shares of our common stock, thereby reducing the dilutive impact of our long-term equity awards and allowing us to use our equity compensation resources more efficiently. Since their value increases with any increase in the value of the underlying shares, RSUs serve as an incentive which aligns with the long-term interests of our named executive officers and stockholders. In addition, the multi-year vesting requirement serves our retention objectives since our named executive officers must remain continuously employed by us through the applicable vesting dates to fully earn these awards.
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Compensation Discussion and Analysis
For fiscal 2023, the Committee granted MSUs that are tied to our stock price performance, further aligning the interests of our named executive officers with those of our stockholders. The performance conditions for the awards granted in fiscal 2023 will be based on long-term stockholder value creation relative to comparable companies, with vesting of the MSU awards based on total stockholder return (“TSR”) as compared to the Russell 3000 Index for the three-year performance period from August 31, 2022 through August 31, 2025. The Company’s named executive officers will have the opportunity to earn the minimum shares by achieving a threshold level of performance and an opportunity to earn up to 200% of the target shares for superior performance. The Committee believes that these TSR performance conditions will further align the interests of our named executive officers with the interests of our stockholders and provide incentives that will encourage behaviors that will maximize stockholder value.
If our relative TSR percentile over the performance measurement period of three years equals or exceeds the 60th percentile, then the target number of units will be earned. The Company’s relative TSR percentile is determined by ranking the group of benchmark companies (other than the Company) from the highest to the lowest according to their respective TSR for the performance period, then calculating the TSR percentile ranking of the Company relative to other companies in the group of benchmark companies. If our relative TSR percentile is less than the 25th percentile, no payout is earned. If our relative TSR percentile is greater than the 25th percentile, award payouts may range from 25% up to 200% of target scaled to the relative TSR percentile, as shown in the TSR Percentile Payout Table below:

Relative TSR Percentile	Payout % of Target MSUs(1)
80th Percentile or Above	200%
60th Percentile	100%
35th Percentile	50%
25th Percentile	25%
Below 25th Percentile	0%
(1)To the extent relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Payout % of Target MSUs corresponding to the Relative TSR Percentile as set forth in the award agreement.
Fiscal 2023 RSU and MSU Awards
On August 15, 2022, the Committee approved grants of RSU and MSU awards to our named executive officers as an effective retention tool that rewards continued service with us. The number of equity awards granted was determined by dividing the target grant value by the average price of our common stock for the 30 calendar days preceding the grant date. The target grant values and number of awards granted are summarized below:

	RSU Awards		MSU Awards
Named Executive Officer	Target Grant Value	Number of Shares Subject to Equity Awards(1)	Target Grant Value	Number of Shares Subject to Equity Awards(2)
Steven R. Beauchamp	$6,363,000	30,079	$6,363,000	30,079
Toby J. Williams	$6,363,000	30,079	$6,363,000	30,079
Ryan Glenn	$2,525,000	11,937	$1,075,000	5,083
Rachit Lohani	$2,325,000	10,992	$1,000,000	4,728
Joshua Scutt	$2,300,000	10,874	$1,000,000	4,728
(1)    Vests 6.25% on each three-month anniversary of the date of grant subject to continued service through each applicable vesting date.
(2)    Vests based on certain TSR percentile rank performance targets achieved during a three-year performance period ending on August 31, 2025.

Paylocity 2024 Proxy Statement     39

Compensation Discussion and Analysis
The Committee granted certain RSU and MSU awards to Ms. Ross upon her appointment as Senior Vice President, Operations on December 1, 2022. The number of shares subject to these equity awards granted were determined by dividing the target grant values by the closing stock price on the date of grant.

	RSU Awards		MSU Awards
Named Executive Officer	Target Grant Value	Number of Shares Subject to Equity Awards(1)	Target Grant Value	Number of Shares Subject to Equity Awards(2)
Katherine Ross	$2,800,000	12,537	$700,000	3,134
(1)    Vests 6.25% on each three-month anniversary of the date of grant subject to continued service through each applicable vesting date.
(2)    Vests based on certain TSR percentile rank performance targets achieved during a three-year performance period ending on August 31, 2025.
Employment Agreement with Katherine Ross
In December 2022, we hired Ms. Ross as our Senior Vice President of Operations and entered into an employment agreement with her as further described under "Compensation of Named Executive Officers—Employment Agreements and Arrangements". Ms. Ross's onboarding compensation package included:
•Base salary of $400,000
•Target annual cash bonus of 55% of base salary
•Sign-on cash bonus of $310,066
•12,537 RSUs
•3,134 MSUs
The Committee determined that these base salary and annual bonus target levels were appropriate in order to induce Ms. Ross's commencement of employment and in order to establish her base salary and annual cash incentive compensation levels in line with those of the rest of our executive officers. The Committee determined that the sign-on cash bonus described above were appropriate in order to induce Ms. Ross’s commencement of employment. The Committee also determined that the RSU and MSU grants to Ms. Ross were appropriate in order to give Ms. Ross an equity stake in our business and thereby align her interests with those of our stockholders.
Severance and Change of Control Payments
In connection with the hiring of certain named executive officers, we have provided, often through the process of negotiation, for certain severance and change of control benefits under specified circumstances in their employment agreement. We believe these severance and change in control benefits are consistent with those provided by our peer group and are an essential element of our overall executive compensation package due to the competitive market for executive talent in our industry. The Compensation Committee believes that the severance and change in control benefits are an important element of the named executive officers’ retention and motivation and that the benefits of such agreements, including generally requiring a release of claims against us and entering into a non-competition agreement as a condition to receiving any severance benefits, are in our best interests. Equity vesting acceleration benefits are provided in connection with a change in control are intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change in control transactions that may be in the best interests of our stockholders.
For quantification of any additional information regarding the severance and change of control benefits, please see the discussion under “Compensation of Named Executive Officers—Employment Agreements and Arrangements” and “Compensation of Named Executive Officers Potential Payments Upon Termination or Change in Control.”
Retirement, Welfare and Other Benefits
We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Our named executive officers are eligible to participate in our 401(k) plan. Under our 401(k) plan, employees may elect to reduce their current
40     Paylocity 2024 Proxy Statement

Compensation Discussion and Analysis
compensation by up to the statutory limit, $20,500 in 2022 and $22,500 in 2023, and have us contribute the amount of this reduction to the 401(k) plan. During fiscal 2023, we matched up to 50% of employee contributions, but not exceeding 8% of eligible pay. Our contributions for the year ended June 30, 2023 were $15,083,000. We intend for the 401(k) plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan and income earned on plan contributions should not be taxable to employees until distributed from the 401(k) plan.
In addition, we provide welfare benefits to our named executive officers on the same basis as all of our full-time employees. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We believe that we provide affordable and competitive employee benefits programs in relation to the market based on our understanding of the markets in which we compete for talent. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Other than the perquisites detailed under "Compensation of Named Executive Officers—Summary Compensation Table", we do not provide additional perquisites to our named executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as when we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make our named executive officers more efficient and effective, or for recruitment, motivation, security or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to required approval and review by the Committee.
Other Compensation Policies
Stock Ownership or Holding Guidelines
On August 12, 2016, we adopted stock ownership guidelines for our non-employee directors, co-chief executive officers and other named executive officers. Our non-employee directors, co-chief executive officers and other named executive officers are required to own shares of our common stock with a value equal to at least the following:

Position	Ownership Requirement

Non-Employee Directors		4x	annual cash retainer*

Co-Chief Executive Officers		4x	base salary

Other Named Executive Officers		2x	base salary

*    Annual cash retainer excludes any fees for serving as Lead Independent Director, chairing a committee or serving on a committee.
Each individual has five years from the later of the date of adoption of these guidelines or the date of appointment of the individual as a director or a named executive officer of Paylocity to achieve the required ownership levels. We believe that these guidelines promote the alignment of the long-term interests of our named executive officers and members of our board of directors with our stockholders. Under our stock ownership guidelines, only shares owned outright count toward the satisfaction of the ownership guidelines. Subject to the phase in periods, the non-employee directors, co-chief executive officers and other named executive officers are currently compliant with the stock ownership guidelines.
Compensation Recovery Policy
Our 2014 Equity Incentive Plan provides that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct of our Co-CEOs or CFO who knowingly or through gross negligence engaged in the misconduct, the Co-CEOs or CFO must reimburse the Company for any payment in settlement of an equity award received during the twelve-month period following the filing of the financial document and any profits realized from the sale of securities during such twelve-month period.
Paylocity 2024 Proxy Statement     41

Compensation Discussion and Analysis
In October 2023, we adopted a separate executive compensation clawback policy that complies with the Nasdaq Listing Rules and Rule 10D-1 under the Exchange act. The policy provides for the mandatory recoupment of erroneously awarded cash and equity-based incentive compensation received by current or former executive officers in the event we are required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under the federal securities laws. Additionally, the 2023 Equity Incentive Plan, the approval of which is being proposed at this meeting, provides that all awards granted under such plan will be subject to recoupment in accordance with any policies required by the listing standards of any national securities exchange on which our securities are issued, as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), or any policy we may otherwise adopt, in each case to the extent applicable and permissible under applicable law.
Policy on Hedging and Pledging
Our insider trading policy provides certain types of transactions are prohibited by any person subject to the policy, which includes, but is not limited to. our directors, officers (including named executive officers), employees and consultants. Specifically, short sales, puts, calls or other derivative transactions involving our securities, hedging or monetization transactions involving our securities, and pledges of our securities as collateral for a loan, or holding our securities in a margin account are prohibited under the policy.
Policy Regarding the Pricing and Timing of Equity Awards
While we have not yet adopted a formal policy regarding the timing of equity awards, it has been our practice as a public company, which we expect to continue, that the timing of equity award grants to our named executive officers aligns with the timing of equity awards granted to our eligible general employee base. This timing is not scheduled in a manner that intentionally benefits our named executive officers or employees. Additionally, stock options have an exercise price not less than the fair value of the underlying stock on the date of grant.
All outstanding equity awards to our named executive officers have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance.
Risk Considerations
The Committee has assessed whether the compensation paid to our named executive officers encourages risk-taking behavior, and the Committee does not believe that the compensation programs for our named executive officers are likely to lead to taking on more risks than are appropriate from a sound business judgment perspective. The Committee’s approach to compensation beyond base salary focuses heavily on company-wide and long-term performance. For instance, for fiscal 2023, incentives underlying annual cash bonuses were tied to Company performance measures. Since this metric has a Company-wide focus, the Committee does not believe that it generally incentivizes high-risk behavior by our named executive officers compared to annual bonuses based upon narrowly focused individual performance. The Company’s equity awards may consist of stock options, restricted stock units and market share units. The performance of both compensation elements generally reflects the overall market performance of the Company’s stock over a long period of time. The Committee does not believe that this structure of equity awards incentivizes high-risk behavior. Our compensation schemes are designed to be in place over several years, and the Committee believes they are designed to reward sustained long-term profitable growth of the Company.
Tax Considerations
Deductibility of Executive Compensation
Internal Revenue Code Section 162(m) (as amended by the Tax Cuts and Jobs Act (“the Act”)) generally disallows publicly-held corporations from taking a tax deduction for federal income tax purposes for remuneration paid in excess of $1 million in any taxable year to named executive officers that qualify as covered employees under section 162(m). The Committee may, in its judgment, authorize compensation payments that may be in excess of the limits set forth in Internal Revenue Code Section 162(m) and do not comply with exemptions, if any, from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.
42     Paylocity 2024 Proxy Statement

Compensation Discussion and Analysis
No Reimbursement for “Golden Parachute” Taxes
Internal Revenue Code Sections 280G and 4999 provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed and are not otherwise obligated to provide any named executive officer with a reimbursement or “gross-up” payment for any tax liability that the executive might owe as a result of the application of Internal Revenue Code Section 4999.
Response to the 2023 Advisory Vote on Executive Compensation and Future Advisory Vote
At the 2023 annual meeting, the stockholders of the Company had the opportunity, pursuant to SEC regulations, to have an advisory vote to approve the compensation paid to the named executive officers. The results of the vote were as follows:

47,749,965 votes were “For” the compensation paid to our named executive officers;	3,362,306 votes were “Against” the compensation paid to our named executive officers; and	15,565 votes abstained.
approximately 93.4% of votes cast at the 2023 annual meeting supported the compensation paid to our named executive officers

Based on the above results, approximately 93.4% of votes cast at the 2023 annual meeting supported the compensation paid to our named executive officers. Our Committee considered these results in light of the Company’s corporate structure and determined that no significant changes were required to the Company’s compensation program as a result of the vote.
In addition, approximately 95.1% of the votes cast at the 2023 annual meeting on the non-binding advisory “say on pay frequency” proposal were voted in favor of holding the non-binding advisory “say on pay” vote every one year. The board of directors of the Company reviewed and considered the results of the advisory vote as well as general market practices and determined that the Company will continue to conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers every one year. This policy will remain in effect until the occurrence of the next advisory vote on the frequency of the say-on-pay vote or until the board of directors determines that a different frequency for such advisory vote is in the best interest of the Company’s stockholders.

Paylocity 2024 Proxy Statement     43

Report of the Compensation Committee
The Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the compensation committee of the Board of Directors,
Robin L. Pederson, Chair
Andres D. Reiner
Ronald V. Waters III

The information contained in the foregoing report of Paylocity’s compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Paylocity under the Exchange Act or the Securities Act unless and only to the extent that Paylocity specifically incorporates it by reference.
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Compensation of Named Executive Officers
Summary Compensation Table
The following table presents compensation information for the fiscal years ended June 30, 2023, 2022 and 2021 paid to, or earned by, our principal executive officers, principal financial officer and our three other most highly compensated executive officers as of June 30, 2023. We refer to these executive officers as our “named executive officers” in this Proxy Statement. For the fiscal year ended June 30, 2023, our named executive officers were Steven R. Beauchamp, Toby J. Williams, Ryan Glenn, Rachit Lohani, Joshua Scott and Katherine Ross. No disclosure is provided for persons for years in which the executive officer was not a named executive officer.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock-based Awards(3)		Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Steven R. Beauchamp Co-Chief Executive Officer	2023	$625,333	$—	$19,975,163		$957,600	$25,269	$21,583,365
	2022	$560,000	$—	$13,853,776		$840,000	$38,949	$15,292,725
	2021	$560,000	$—	$13,555,625	(4)	$840,000	$25,164	$14,980,789
Toby J. Williams(7) President and Co-Chief Executive Officer	2023	$625,333	$—	$19,975,163		$957,600	$114,476	$21,672,572
	2022	$459,667	$—	$7,301,187		$588,386	$73,230	$8,422,470
	2021	$400,000	$—	$4,787,452	(4)	$450,000	$29,875	$5,667,327
Ryan Glenn(8) Chief Financial Officer and Treasurer	2023	$370,417	$—	$5,241,502		$421,313	$16,745	$6,049,977
	2022	$302,383	$—	$2,325,596		$276,781	$27,520	$2,932,280
Rachit Lohani(9) Chief Technology Officer	2023	$441,000	$—	$4,845,129		$367,290	$9,183	$5,662,602
	2022	$315,000	$150,000	$9,853,584		$346,500	$15,103	$10,680,187
Joshua Scutt Senior Vice President of Sales	2023	$408,333	$—	$4,813,005		$472,500	$92,219	$5,786,057
Katherine Ross(10) Senior Vice President of Operations	2023	$233,333	$310,066	$3,734,134		$191,671	$15,922	$4,485,126
(1)Amounts represent salary earned during each fiscal year presented based on any changes approved by the Committee. Annual changes in salary are effective as of September 1 for each of the fiscal years presented and changes due to the promotions of Mr. Williams to President and Co-Chief Executive Officer and Mr. Glenn to Chief Financial Officer and Treasurer during fiscal 2022 were effective on March 11, 2022. The salary presented for Mr. Lohani for fiscal 2022 is the prorated earned amount based on the start of his employment on September 27, 2021, and the salary presented for Ms. Ross for fiscal 2023 is the prorated earned amount based on the start of her employment on December 1, 2022.
(2)Mr. Lohani received a one-time $150,000 sign-on bonus paid upon the start of his employment in fiscal 2022. Ms. Ross received a one-time $310,066 sign-on bonus related to her employment in fiscal 2023.
(3)Amounts represent the aggregate grant date fair value of stock awards granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Assumptions used in calculating these stock awards in this column are set forth in Note 16 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, disregarding estimates of forfeitures relating to service-based vesting conditions. The fair value of our MSU awards is estimated at the date of grant using a Monte-Carlo simulation. The Monte Carlo simulation used to calculate the fair value of the MSUs simulates the present value of the potential outcomes of future stock prices of the Company and the Russell 3000 Index over the requisite service period. The projection of stock prices is based on the risk-free rate of return, the volatility of the stock price of the Company and the Russell 3000 Index, and the correlation of the stock price of the Company with the Index. The table below presents the aggregate grant date fair value of the MSU awards granted in fiscal 2023 assuming achievement at the maximum level of achievement:
Paylocity 2024 Proxy Statement     45

Compensation of Named Executive Officers

Name	Maximum Grant Date Fair Value of MSU Awards
Steven R. Beauchamp	$23,572,912
Toby J. Williams	$23,572,912
Ryan Glenn	$3,983,547
Rachit Lohani	$3,705,334
Joshua Scutt	$3,705,334
Katherine Ross	$1,867,488
(4)The PRSUs granted to the named executive officers on August 15, 2019 were modified on August 10, 2020. These amounts for fiscal 2021 do not reflect the grant of new awards, but instead represent the accounting cost of the modification of the performance targets reflected in outstanding awards to reflect the operating and financial impacts of COVID-19. Although the incremental fair value of these modifications is required to be reported in this table for fiscal 2021, the modification of these awards does not reflect any incremental grants to the named executive officers. The table below sets forth the initial grant date fair value and the incremental fair value of the modified awards:

Name	Initial Grant Date Fair Value	Incremental Grant Date Fair Value
Steven R. Beauchamp	$3,240,654	$4,339,353
Toby J. Williams	$954,846	$1,278,574
We are presenting the table below to show how the Committee viewed the named executive officers' annual compensation for fiscal 2021. This table presents the amounts reported in the Total column by subtracting the amounts reported for the modification of outstanding fiscal 2021 PRSU awards to show how year-over-year compensation changes without including adjustments to previously outstanding awards. This table provides supplemental disclosure and should not be used as a substitute for the amounts reported in the Total column.

Name	Fiscal 2020 Total Compensation	Fiscal 2021 Total Compensation (excluding PRSU modification)	Fiscal 2021 Total Compensation (including PRSU modification)
Steven R. Beauchamp	$9,104,808	$10,641,436	$14,980,789
Toby J. Williams	$3,850,990	$4,388,753	$5,667,327
(5)Represents amounts paid under our cash bonus plan for fiscal 2023 based on the achievement of performance criteria. See "Compensation Discussion and Analysis - Variable Compensation Under Our Annual Bonus Plan" for additional information.
(6)Amounts shown in this column are detailed in the table below:

Name	Company Funded 401(k) Matching Contributions	Commuting Expenses	Other*
Steven R. Beauchamp	$10,972	$—	$14,297
Toby J. Williams	$13,581	$77,710	$23,185
Ryan Glenn	$10,575	$—	$6,170
Rachit Lohani	$8,344	$—	$839
Joshua Scutt	$14,138	$40,945	$37,136
Katherine Ross	$10,202	$—	$5,720
*Includes amounts paid for executive health and wellness screening, spousal travel benefits provided to Mr. Beauchamp, Mr. Scutt and Mr. Williams for a company-sponsored incentive trip, Mr. Scutt's annual car allowance and Mr. Scutt's tax gross-up of $17,464.
(7)Mr. Williams was promoted from Chief Financial Officer to President and Co-Chief Executive Officer on March 11, 2022.
(8)Mr. Glenn was promoted from Senior Vice President Finance to Chief Financial Officer and Treasurer on March 11, 2022.
(9)Mr. Lohani was hired as our Chief Technology Officer on September 27, 2021.
(10)Ms. Ross was hired as our Senior Vice President of Operations on December 1, 2022.
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Compensation of Named Executive Officers
Grants of Plan-Based Awards in Fiscal 2023
The following table sets forth information regarding grants of plan-based cash and equity awards made to our named executive officers during fiscal 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Steven R. Beauchamp	n/a	$319,200	$638,400	$957,600	—	—	—	—	—	—
	8/15/2022	—	—	—	—	—	—	30,079	—	$8,188,707
	8/15/2022	—	—	—	7,520	30,079	60,158	—	—	$11,786,456
Toby J. Williams	n/a	$319,200	$638,400	$957,600	—	—	—	—	—	—
	8/15/2022	—	—	—	—	—	—	30,079	—	$8,188,707
	8/15/2022	—	—	—	7,520	30,079	60,158	—	—	$11,786,456
Ryan Glenn	n/a	$140,438	$280,875	$421,313	—	—	—	—	—	—
	8/15/2022	—	—	—	—	—	—	11,937	—	$3,249,729
	8/15/2022	—	—	—	1,271	5,083	10,166	—		$1,991,773
Rachit Lohani	n/a	$122,430	$244,860	$367,290	—	—	—	—	—	—
	8/15/2022	—	—	—	—	—	—	10,992	—	$2,992,462
	8/15/2022	—	—	—	1,182	4,728	9,456	—	—	$1,852,667
Joshua Scutt	n/a	$157,500	$315,000	$472,500	—	—	—	—	—	—
	8/15/2022	—	—	—	—	—	—	10,874	—	$2,960,338
	8/15/2022	—	—	—	1,182	4,728	9,456	—	—	$1,852,667
Katherine Ross	n/a	$63,891	$127,781	$191,672	—	—	—	—	—	—
	12/1/2022	—	—	—	—	—	—	12,537	—	$2,800,390
	12/1/2022	—	—	—	784	3,134	6,268	—	—	$933,744
(1)    The amounts reported in this column represent amounts payable under our cash bonus plan for fiscal 2023. Actual bonuses received under the cash bonus plan by the named executive officers are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Represents RSUs.
(3)Amounts represent the grant date fair values of RSUs and MSUs granted during the fiscal year computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used in calculating the amounts reported in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.
Employment Agreements and Arrangements
We have entered into employment agreements with each of our named executive officers. The following is a summary of the employment agreements with our named executive officers, which include certain severance and change of control benefits.
Steven R. Beauchamp is party to an amended and restated employment agreement with us effective February 7, 2014, which has no specific term and constitutes at-will employment. Mr. Beauchamp’s annual base salary for fiscal 2023 was $638,400. Mr. Beauchamp is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 100% of Mr. Beauchamp’s base salary for fiscal 2023. Payment of any bonus to Mr. Beauchamp is subject to approval by the Committee. In the event Mr. Beauchamp is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Beauchamp timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such
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term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, pursuant to the terms of the applicable equity award agreements, in the event of Mr. Beauchamp’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Beauchamp receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Toby J. Williams is party to an amended and restated employment agreement with us effective March 11, 2022, which has no specific term and constitutes at-will employment. Mr. Williams’s annual base salary for fiscal 2023 upon his promotion to President and Co-CEO was $638,400. Mr. Williams is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 100% of Mr. Williams’s base salary for fiscal 2023. Payment of any bonus to Mr. Williams is subject to approval by the Committee. In the event Mr. Williams is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Williams timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continued services through the date of the change in control.
Additionally, pursuant to the terms of the applicable equity award agreements, in the event of Mr. Williams’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Williams receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Ryan Glenn is party to an amended and restated employment agreement with us effective March 11, 2022, which has no specific term and constitutes at-will employment. Mr. Glenn’s annual base salary for fiscal 2023 was $374,500. Mr. Glenn is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 75% of Mr. Glenn’s base salary for fiscal 2023. Payment of any bonus to Mr. Glenn is subject to approval by the Committee. In the event Mr. Glenn is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Glenn timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, pursuant to the terms of each of Mr. Glenn's employment agreement and the applicable equity award agreements, in the event of Mr. Glenn’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Glenn receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Rachit Lohani is party to an employment agreement with us effective September 27, 2021, which has no specific term and constitutes at-will employment. Mr. Lohani’s annual base salary for fiscal 2023 was $445,200. Mr. Lohani is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 55% of Mr. Lohani’s base salary for fiscal 2023. Payment of any
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bonus to Mr. Lohani is subject to approval by the Committee. In the event Mr. Lohani is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Lohani timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, pursuant to the terms of each of Mr. Lohani's employment agreement and the applicable equity award agreements, in the event of Mr. Lohani’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Lohani receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Joshua Scutt is party to an employment agreement with us effective August 16, 2021 which has no specific term and constitutes at-will employment. Mr. Scutt’s annual base salary for fiscal 2023 was $420,000. Mr. Scutt is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 75% of Mr. Scutt’s base salary for fiscal 2023. Payment of any bonus to Mr. Scutt is subject to approval by the Committee. In the event Mr. Scutt is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Scutt timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, pursuant to the terms of each of Mr. Scutt's employment agreement and the applicable equity award agreements, in the event of Mr. Scutt’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Scutt receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Katherine Ross is party to an employment agreement with us effective December 1, 2022, which has no specific term and constitutes at-will employment. Ms. Ross’s annual base salary for fiscal 2023 was $400,000. Ms. Ross is also eligible to receive benefits that are substantially similar to those of our other employees. Her employment agreement provides for an annual bonus, which was targeted at 55% of Ms. Ross’s base salary for fiscal 2023. Payment of any bonus to Ms. Ross is subject to approval by the Committee. In the event Ms. Ross is terminated for any reason other than for cause (as such term is defined in the employment agreement), and other than as a result of her death or her inability to perform the essential functions of her position with or without reasonable accommodation, we will be obligated to pay her 100% of her then current monthly base salary for 12 months; provided that Ms. Ross timely executes and does not revoke a full general release of claims agreement in favor of the Company. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.
Additionally, pursuant to the terms of each of Ms. Ross's employment agreement and the applicable equity award agreements, in the event of Ms. Ross’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Ms. Ross receiving a pro-rated portion of the performance-based awards based on the number of calendar days she was employed over the total number of calendar days in the performance period. The terms of the MSU award agreement also provide that in the event of a change-in-
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control, the MSUs will immediately vest based on the applicable performance levels attained through the date of the change in control, subject to continued services through that date.
Outstanding Equity Awards at June 30, 2023
The following table sets forth information regarding outstanding equity awards held by our named executive officers at June 30, 2023.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable(1)	Number of securities underlying unexercised options unexercisable(1)	Option exercise price	Option expiration date	Number of shares or units of stock that have not yet vested		Market value of shares or units of stock that have not yet vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not yet vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Steven R. Beauchamp	14,716	—	$17.00	3/18/2024	12,229	(2)	$2,256,617	29,453	(10)	$5,434,962
	107,400	—	$24.80	8/18/2024	18,408	(3)	$3,396,828	18,927	(11)	$3,492,599
	53,000	—	$35.28	8/17/2025	21,292	(4)	$3,929,013	30,079	(12)	$5,550,478
	—	—	—	—	24,440	(5)	$4,509,913	—		—
Toby J. Williams	—	—	—	—	5,605	(2)	$1,034,291	8,679	(10)	$1,601,536
	—	—	—	—	8,437	(3)	$1,556,880	5,633	(11)	$1,039,457
	—	—	—	—	9,858	(4)	$1,819,097	30,079	(12)	$5,550,478
	—	—	—	—	7,914	(6)	$1,460,370	—		—
	—	—	—	—	24,440	(5)	$4,509,913	—		—
Ryan Glenn	—	—	—	—	1,043	(2)	$192,465	2,192	(10)	$404,490
	—	—	—	—	1,570	(3)	$289,712	1,409	(11)	$260,003
	—	—	—	—	2,464	(4)	$454,682	5,083	(12)	$937,966
	—	—	—	—	3,957	(6)	$730,185	—		—
	—	—	—	—	9,699	(5)	$1,789,756	—		—
Rachit Lohani	—	—	—	—	21,973	(7)	$4,054,678	3,509	(13)	$647,516
	—	—	—	—	8,931	(5)	$1,648,037	4,728	(12)	$872,458
Joshua Scutt	—	—	—	—	728	(2)	$134,338	2,192	(10)	$404,490
	—	—	—	—	1,461	(3)	$269,598	1,690	(11)	$311,856
	—	—	—	—	2,957	(4)	$545,655	4,728	(12)	$872,458
	—	—	—	—	4,535	(8)	$836,844	—		—
	—	—	—	—	8,836	(5)	$1,630,507	—		—
Katherine Ross	—	—	—	—	10,971	(9)	$2,024,479	3,134	(14)	$578,317
(1)Shares of common stock.
(2)The RSUs vest annually in four equal installments beginning on August 15, 2020.
(3)The RSUs vest annually in four equal installments beginning on August 14, 2021.
(4)The RSUs vest annually in four equal installments beginning on August 16, 2022.
(5)The RSUs vest every three months in 16 equal installments beginning on November 15, 2022.
(6)The RSUs vest annually in four equal installments beginning on March 11, 2023.
(7)The RSUs vest annually in four equal installments beginning October 1, 2022.
(8) The RSUs vest annual in four equal installments beginning on May 9, 2023.
(9)The RSUs vest every three months in 16 equal installments beginning on March 1, 2023.
(10)The MSUs were granted on August 14, 2020 and vested on September 7, 2023 at 120% of target based on TSR percentile rank performance targets achieved between August 31, 2020 and August 31, 2023 as compared to the Russell 3000
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Index. The amounts reported in the table reflect the number of shares subject to these MSUs that actually vested. The amounts reported in the table do not correspond to the actual economic value that our named executive officers received from these awards.
(11)The MSUs were granted on August 16, 2021 and will vest on September 1, 2024 based on TSR percentile rank performance targets achieved between August 31, 2021 and August 31, 2024 as compared to the Russell 3000 Index. The amount included in the table reflects the number of MSUs that have not vested or been earned based on the target performance goal. The amounts reported in the table do not correspond to the actual economic value that our named executive officers may receive from these awards.
(12)The MSUs were granted on August 15, 2022 and will vest on September 1, 2025 based on TSR percentile rank performance targets achieved between August 31, 2022 and August 31, 2025 as compared to the Russell 3000 Index. The amount included in the table reflects the number of MSUs that have not vested or been earned based on the target performance goal. The amounts reported in the table do not correspond to the actual economic value that our named executive officers may receive from these awards.
(13)The MSUs were granted on October 1, 2021 and will vest on October 1, 2024 based on TSR percentile rank performance targets achieved between August 31, 2021 and August 31, 2024 as compared to the Russell 3000 Index. The amount included in the table reflects the number of MSUs that have not vested or been earned based on the target performance goal. The amounts reported in the table do not correspond to the actual economic value that our named executive officers may receive from these awards.
(14)The MSUs were granted on December 1, 2022 and will vest on December 1, 2025 based on TSR percentile rank performance targets achieved between August 31, 2022 and August 31, 2025 as compared to the Russell 3000 Index. The amount included in the table reflects the number of MSUs that have not vested or been earned based on the target performance goal. The amounts reported in the table do not correspond to the actual economic value that our named executive officers may receive from these awards.
Option Exercises and Stock Vested in Fiscal 2023
The following table sets forth the number of shares of common stock acquired during fiscal 2023 by our named executive officers upon the exercise of stock options and the vesting of restricted stock unit awards and the value realized upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(2)
Steven R. Beauchamp	91,950	$17,986,350	99,704	$26,089,846
Toby J. Williams	—	$—	43,368	$10,897,884
Ryan Glenn	—	$—	9,849	$2,346,323
Rachit Lohani	—	$—	9,386	$2,177,631
Joshua Scutt	—	$—	11,352	$2,668,031
Katherine Ross	—	$—	1,566	$286,057
(1)Calculated by multiplying (i) the fair market value of common stock on the exercise date, which was determined using the closing price on Nasdaq of a share of common stock on the date prior to the day of exercise, or if such day is a holiday, on the immediately preceding trading day, or the disposition price if the shares are disposed of in a disqualified disposition, minus the exercise price, by (ii) the number of shares of common stock acquired upon exercise.
(2)Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on Nasdaq of a share of common stock on the date prior to the day of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting.
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Compensation of Named Executive Officers
Potential Payments Upon Termination or Change in Control
Each of our named executive officers have agreed not to solicit our employees or customers during employment and for a period of 12 months after the termination of employment, not to compete with us or assist any other person to compete with us during employment and for a period of 12 months after the termination of employment, and to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.
The table below estimates the payments and benefits that each of our named executive officers would have received in the event his or her employment had been involuntarily terminated without “cause” (as defined in each of their respective employment agreements and discussed in “Compensation of Named Executive Officers – Employment Agreements and Arrangements”), and other than in connection with their death or disability and not in connection with a change in control as of June 30, 2023.

Name	Cash Payments
Steven R. Beauchamp	$638,400
Toby J. Williams	$638,400
Ryan Glenn	$374,500
Rachit Lohani	$445,200
Joshua Scutt	$420,000
Katherine Ross	$400,000
The table below estimates the benefits that each of our named executive officers would have received in the event that a change of control occurred on June 30, 2023. If our named executive officers were also involuntarily terminated in connection with such change of control, they would also receive the cash severance benefits set forth above.

	Equity Acceleration
Name	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)
Steven R. Beauchamp	118,560	$21,877,877
Toby J. Williams	74,022	$13,659,280
Ryan Glenn	22,582	$4,167,056
Rachit Lohani	34,191	$6,309,265
Joshua Scutt	22,447	$4,142,145
Katherine Ross	11,754	$2,168,966
(1)Based upon a closing price of $184.53 of our common stock on Nasdaq on June 30, 2023. The market value of RSU acceleration is calculated by multiplying (i) $184.53, by (ii) the number of shares of common stock underlying the accelerated RSUs. The market value of MSU acceleration is calculated by multiplying (i) $184.53, by (ii) the number of shares of common stock underlying the accelerated MSUs based on expected achievement of performance goals attributable to such outstanding awards as of June 30, 2023.
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The table below estimates the benefits that each of our named executive officers would have received in the event that their death or disability occurred on June 30, 2023. They would not have received any cash payments upon such an event occurring.

	Equity Acceleration
Name	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)
Steven R. Beauchamp	107,503	$19,837,529
Toby J. Williams	66,970	$12,357,974
Ryan Glenn	21,251	$3,921,447
Rachit Lohani	33,158	$6,118,646
Joshua Scutt	21,114	$3,896,166
Katherine Ross	11,136	$2,054,926
(1)Based upon a closing price of $184.53 of our common stock on Nasdaq on June 30, 2023. The market value of RSU acceleration is calculated by multiplying (i) $184.53, by (ii) the number of shares of common stock underlying the accelerated RSUs. The market value of MSU acceleration is calculated by multiplying (i) $184.53, by (ii) the prorated number of shares of common stock underlying the accelerated MSUs based on the number of calendar days each named executive officers would have been employed over the total number of calendar days in the performance period and expected achievement of performance goals attributable to such outstanding awards as of June 30, 2023.
CEO Pay Ratio
As required by the Dodd-Frank Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Beauchamp, our Co-CEO and Mr. Williams, President and Co-CEO, to that of our median employee. SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure and compensation plans, policies and procedures.
In determining our median employee, we chose June 30, 2023, the last day of our recently completed fiscal year, as the determination date. As of that date, we employed approximately 6,100 full-time, part-time and seasonal employees, substantially all of whom were employed in the United States. Contractors and other non-employees were not included in our employee population. Our median employee was determined based on total annual base pay, the value of annual cash incentive awards and other cash compensation paid in fiscal 2023 (bonuses, commissions, overtime, etc.) and the grant date fair value of equity awards granted during fiscal 2023 for all employees except our Co-CEOs. We annualized the base pay and any applicable sales commissions for those employees who commenced work or were on a partial year leave of absence during fiscal 2023. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using exchange rates in effect as of June 30, 2023. We did not make any cost-of-living adjustments for employees outside of the United States.
Once we identified the median employee, we calculated that employee’s compensation utilizing the same methodology reflected under “Compensation of Named Executive Officers – Summary Compensation Table”. Based on our calculation for fiscal 2023, our Co-CEO’s, Mr. Beauchamp and Mr. Williams annual total compensation was $21,583,365 and $21,672,572, respectively, and our median employee’s annual total compensation was $82,429. Accordingly, we estimated our CEO Pay Ratio for fiscal 2023 to be 262:1 and 263:1 for Mr. Beauchamp and Mr. Williams, respectively. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described above.
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Compensation of Named Executive Officers
Pay Versus Performance
The following table provides information regarding the relationship between executive compensation for our principal executive officers ("PEOs") and our other named executive officers ("non-PEO NEOs") and Company performance as required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K for the fiscal years ended June 30, 2023, 2022 and 2021.

							Value of initial fixed $100 investment based on:
Fiscal Year	Summary Compensation Table Total for PEO Beauchamp (1)	Summary Compensation Table Total for PEO Williams (1)	Compensation Actually Paid to PEO Beauchamp(2)	Compensation Actually Paid to PEO Williams(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income ($ millions)	Recurring and Other Revenue ($ millions)
2023	$21,583,365	$21,672,572	$20,565,161	$16,000,336	$5,495,940	$4,271,028	$126.49	$119.86	$140.8	$1,098.0
2022	$15,292,725	$8,422,470	$11,093,807	$7,958,073	$7,666,070	$3,705,009	$119.56	$99.81	$90.8	$847.7
2021	$14,980,789	$—	$26,967,690	$—	$4,745,488	$8,479,678	$130.78	$153.99	$70.8	$631.7
(1)Mr. Beauchamp was a PEO for all fiscal years presented, and Mr. Williams was a PEO for fiscal 2023 and 2022.
(2)The reconciliation of the amount of PEO and Average Non-PEO Summary Compensation Table totals to Compensation Actually Paid ("CAP") is summarized in the following table:

	2023			2022			2021
	PEO Beauchamp	PEO Williams	Average Non - PEO NEOs	PEO Beauchamp	PEO Williams	Average Non - PEO NEOs	PEO Beauchamp	Average Non - PEO NEOs
Summary Compensation Table Total	$21,583,365	$21,672,572	$5,495,940	$15,292,725	$8,422,470	$7,666,070	$14,980,789	$4,745,488
Adjustments
Equity Awards	$(19,975,163)	$(19,975,163)	$(4,658,442)	$(13,853,776)	$(7,301,187)	$(6,873,897)	$(13,555,625)	$(3,953,324)
Fair Value of Equity Awards
Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year	$10,048,059	$10,048,059	$2,586,683	$8,826,708	$5,286,300	$2,786,294	$13,448,885	$4,221,777
Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Prior Year*	$(774,129)	$(62,324)	$34,758	$(2,671,264)	$(970,465)	$(562,286)	$13,394,227	$3,882,932
Change in Fair Value of Prior Year Equity Awards Vested in the Covered Year	$8,566,579	$3,200,742	$426,904	$3,499,414	$2,520,955	$688,828	$(1,300,586)	$(417,195)
Fair Value on Vesting Date of Equity Awards Granted and Vested in the Covered Year	$1,116,450	$1,116,450	$385,185	$—	$—	$—	$—	$—
Total Adjustments for Fair Value of Equity Awards*	$(1,018,204)	$(5,672,236)	$(1,224,912)	$(4,198,918)	$(464,397)	$(3,961,061)	$11,986,901	$3,734,190
Compensation Actually Paid	$20,565,161	$16,000,336	$4,271,028	$11,093,807	$7,958,073	$3,705,009	$26,967,690	$8,479,678
•For the fiscal year ended June 30, 2021, includes the change in fair value of PRSUs granted to our named executive officers on August 15, 2019 that were modified on August 10, 2020.
(3)For the fiscal year ended June 30 2023, the non-PEO NEOs were Ryan Glenn, Rachit Lohani, Joshua Scutt and Katherine Ross. For the fiscal year ended June 30, 2022, the non-PEO NEOs were Ryan Glenn, Michael Haske, Rachit Lohani and Mark Kinsey. For the fiscal year ended June 30, 2021, the non-PEO NEOs were Toby Williams, Michael Haske, Edward Gaty and Mark Kinsey.
(4)The amounts reported in this column reflect the Company’s cumulative total shareholder return ("TSR") as of June 30 of each year presented, assuming an initial fixed $100 investment on June 30, 2020.
(5)The peer group used for calculating Peer Group Total Shareholder Return is the S&P Software & Services Select Industry Index as of June 30 of each year presented, assuming an initial fixed $100 investment on June 30, 2020.
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Compensation of Named Executive Officers
For the year ended June 30, 2022 and 2021, we used the S&P 1500 Application Software Index as our published industry or line-of-business index for purposes of the performance graph required under Item 201(e) of Regulation S-K. In our Form 10-K for the year ended June 30, 2023, for purposes of the performance graph required under Item 201(e) of Regulation S-K, we replaced the S&P 1500 Application Software Index with the S&P Software & Services Select Industry Index as our published industry or line-of-business index, as we believe the S&P Software & Services Select Industry Index represents a more appropriate peer group. Set forth below are comparisons of our cumulative TSR to the cumulative TSR of the S&P Software & Services Select Industry Index and the S&P 1500 Application Software Index as of June 30 of each year presented, assuming an initial fixed $100 investment on June 30, 2020.

Year	Company TSR	S&P Software & Services Select Industry Index TSR	S&P 1500 Application Software Index TSR
2023	$126.49	$119.86	$126.30
2022	$119.56	$99.81	$96.62
2021	$130.78	$153.99	$134.85
Pay Versus Performance: Most Important Financial Performance Measures
The table below lists the financial performance measures we believe represent the most important financial performance measures used to link compensation actually paid to our named executive officers for the year ended June 30, 2023 to company performance.

Most Important Financial Performance Measures
Recurring and Other Revenue
Adjusted EBITDA*
Total Shareholder Return ("Company TSR")
Relative TSR Against the Russell 3000 Index
*Adjusted EBITDA is a non-GAAP financial measure. For information on Adjusted EBITDA, as defined by the Company, please see "Appendix A: Non-GAAP Financial Measures".

Paylocity 2024 Proxy Statement     55

Compensation of Named Executive Officers
Pay Versus Performance: Total Shareholder Return
The following graph shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO named executive officers to total shareholder return for both Paylocity and the S&P Software & Services Select Industry Index for the years ended June 30, 2021, 2022 and 2023:

Pay vs. Performance: Company TSR and Peer Group TSR
CAP ($ millions)
$30
$25
$20
$15
$10
$5
$0
Total Shareholder Return (Growth of $100 Invested)
$150
$125
$100
$75
$50
$25
$0
FY2021
FY2022
FY2023
PEO CAP Beauchamp
PEO CAP Williams
Non-PEO Avg CAP
PCTY TSR
S&P Software & Services Select Industry Index

56     Paylocity 2024 Proxy Statement

Compensation of Named Executive Officers
Pay Versus Performance: Net Income
The following graph shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO named executive officers to net income for the years ended June 30, 2021, 2022 and 2023:

Pay vs. Performance: Net Income
CAP ($ millions)
Net Income ($ millions)
$30
$25
$20
$15
$10
$5
$0
$150
$100
$50
$0
FY2021
FY2022
FY2023
CAP - PEO Beauchamp
CAP - PEO Williams
CAP - Avg. Non-PEO NEOs
Net Income

Paylocity 2024 Proxy Statement     57

Compensation of Named Executive Officers
Pay Versus Performance: Recurring and Other Revenue
The following graph shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO named executive officers to recurring and other revenue for the years ended June 30, 2021, 2022 and 2023:

Pay vs. Performance: Recurring and Other Revenue
CAP ($ millions)
$30
$25
$20
$15
$10
$5
$0
$1,200
$1,100
$1,000
$900
$800
$700
$600
Recurring and Other Revenue ($ millions)
FY2021
FY2022
FY2023
CAP - PEO Beauchamp
CAP - PEO Williams
CAP - Avg. Non-PEO NEOs
Recurring and Other Revenue

Pension Benefits
We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal 2023.
Nonqualified Deferred Compensation
We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal 2023.
58     Paylocity 2024 Proxy Statement

Equity Compensation Plan Information
We currently maintain two compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “ESPP”), each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of June 30, 2023:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	1,700,474	$23.63	(1)	13,770,345	(2)
Equity compensation plans not approved by stockholders	—	—		—
Total	1,700,474	$23.63		13,770,345
(1)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying awards which have no exercise price.
(2)Includes 11,998,140 shares of common stock available for issuance in connection with future awards under our 2014 Plan and 1,772,205 shares of common stock available for future issuance under the ESPP. The 2014 Plan provides that the number of shares reserved for issuance under that plan may increase on January 1, 2024, by an amount equal to the lesser of (i) 4.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the board. The ESPP provides that the number of shares reserved for issuance under that plan may increase on January 1, 2024 equal to the lesser of (i) 400,000 shares, (ii) 0.75% of the issued and outstanding shares of our common stock on the immediately preceding December 31 or (iii) such other amount as may be determined by the board.
Paylocity 2024 Proxy Statement     59

Certain Relationships and Related Party Transactions
Related Party Transaction Policy
We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, named executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chairman of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The audit committee has pre-approved certain potential related party transactions in advance including employment of named executive officers and director compensation.
Related Party Transactions
During 2023, one of our subsidiaries, Blue Marble Payroll, LLC ("Blue Marble"), utilized Payescape Limited ("Payescape"), a private company, to provide Blue Marble with in-country payroll services in the United Kingdom. Mr. Sarowitz is a significant stockholder of Payescape. Blue Marble paid approximately $900,000 for services from Payescape in the ordinary course of business during fiscal 2023.
Additionally, we engaged BlackRock Financial Management Inc. to provide investment management services during fiscal 2023. BlackRock Financial Management Inc. is a subsidiary of BlackRock Inc. ("BlackRock"). Based on a most recent Schedule 13G/A filed with Securities Exchange Commission, BlackRock beneficially held 8% of the Company’s shares as of December 31, 2022. As an investment management firm, BlackRock invests in and holds equities and other financial instruments on behalf of its clients. As stated in the most recent Schedule 13G/A, BlackRock certified that it did not hold or acquire shares of Paylocity common stock for the purpose of or with the effect of changing or influencing the control of the Company, nor did it do so as a participant in any transaction having that purpose or effect. We consider BlackRock as a related party given it holds a relatively large percentage of our outstanding shares of common stock, and it also serves as a Paylocity vendor. During fiscal 2023, we paid approximately $199,000 for services from BlackRock in the ordinary course of business.
After reviewing these arrangements in accordance with our Related Party Transactions Policy, the audit committee unanimously approved the related party transactions with Payescape and BlackRock after determining that such transactions were fair to and in the best interests of Paylocity and its stockholders.
Besides the items noted above, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, named executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in “Compensation of Named Executive Officers” and “Corporate Governance—Compensation of Directors” elsewhere in this Proxy Statement and the transactions described below.
Stock Awards Granted to Named Executive Officers and Directors
We have granted stock options, restricted stock units and market share units to our named executive officers. We have also granted restricted stock units to our board of directors. For more information regarding certain of these
60     Paylocity 2024 Proxy Statement

Certain Relationships and Related Party Transactions
equity awards, see “Corporate Governance—Compensation of Directors,” “Compensation of Named Executive Officers—Summary Compensation Table” and elsewhere in this Proxy Statement.
Investor Rights Agreement
We are party to an amended and restated investor rights agreement with certain of our stockholders. The amended and restated investor rights agreement grants such stockholders certain registration rights, which include demand registration rights, piggyback registration rights and short-form registration rights, with respect to shares of our common stock.
Employment Agreements
We have entered into employment agreements with each of our named executive officers. These employment agreements provide for severance payments upon termination of the executive in certain circumstances and acceleration of vesting of stock options and time-based restricted stock units upon the occurrence of a change in control. Please see “Compensation of Named Executive Officers—Employment Agreements and Arrangements” elsewhere in this Proxy Statement for a summary of the potential payments to our named executive officers upon the occurrence of termination or a change in control.
Indemnification of Officers and Directors
As permitted by Delaware law, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law, such protection would be not available for liability:
•for any breach of a duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•for any transaction from which the director derived an improper benefit; or
•for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.
Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.
We have entered into indemnity agreements with each of our directors and named executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law and our amended and restated certificate of incorporation and bylaws for expenses such as, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors’ and officers’ liability insurance.
Paylocity 2024 Proxy Statement     61

Security Ownership of Certain Beneficial Owners and Management
The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of September 30, 2023 by the following:
•each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;
•each of our named executive officers;
•each of our current directors; and
•all of our current directors and current executive officers as a group.
Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.
Applicable percentage ownership in the following table is based on 56,166,914 shares of common stock outstanding as of September 30, 2023. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 30, 2023 and RSU awards vesting within 60 days of September 30, 2023 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options and RSU awards but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).
Shares shown in the table below include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.
Unless otherwise noted below, the address of each person listed on the table is c/o Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173.
62     Paylocity 2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders:
T. Rowe Price Associates, Inc.(1)	5,780,587	10.3%
Blackrock, Inc.(2)	4,475,267	8.0%
The Vanguard Group(3)	4,087,495	7.3%
Named Executive Officers and Directors:
Steven I. Sarowitz(4)	9,762,353	17.4%
Steven R. Beauchamp(5)	2,131,704	3.8%
Jeffrey T. Diehl(6)	593,539	1.1%
Toby J. Williams(7)	56,419	0.1%
Andres Reiner(8)	25,092	*
Rachit Lohani(9)	14,811	*
Ronald V. Waters III(10)	9,152	*
Ryan Glenn (11)	7,364	*
Virginia G. Breen(12)	7,000	*
Josh Scutt(13)	6,366	*
Robin Pederson(14)	3,698	*
Kenneth Robinson(15)	3,263	*
Katherine Ross(16)	2,112	*
Linda M. Breard(17)	—	*
All executive officers and directors as a group (15 persons)(18)	12,623,321	22.5%
(1)     Based on information contained in Amendment No. 4 to a Schedule 13G filed by T. Rowe Price Associates (“T. Rowe Price”) on February 14, 2023, T. Rowe Price (i) had sole voting power over 1,278,575 shares of common stock and T. Rowe Price New Horizons Fund, Inc. (“New Horizons”) had sole voting power over 3,827,207 shares of common stock and (ii) T. Rowe Price had sole dispositive power over 5,780,587 shares of common stock. T. Rowe Price is located at 100 East Pratt Street, Baltimore, MD 21202.
(2)Based on information contained in Amendment No. 3 to a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 3, 2023, BlackRock had sole voting power over 4,255,335 shares of common stock and sole dispositive power over 4,475,267 shares of common stock. BlackRock is located at 55 East 52nd Street, New York, NY 10055.
(3)Based on information contained in Amendment No. 4 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 9, 2023, Vanguard had zero sole voting power in shares of common stock, shared voting power over 27,017 shares of common stock, sole dispositive power over 4,029,118 shares of common stock and shared dispositive power over 58,377 shares of common stock. Vanguard is located at 100 Vanguard Blvd., Malvern, PA 19355.
(4)Includes 232 shares issuable upon vesting of restricted stock units within 60 days of September 30, 2023. Mr. Sarowitz is our Chairman of the Board.
(5)Includes 175,116 shares issuable upon the exercise of options exercisable and 3,262 shares issuable upon vesting of restricted stock units, in each case within 60 days of September 30, 2023, 220,000 shares held by the IRIE Family Trust where Mr. Beauchamp’s spouse is the trustee and 22,500 shares held by IRIE Foundation, a private charitable foundation controlled by Mr. Beauchamp. Mr. Beauchamp is our Co-Chief Executive Officer and is a member of our board of directors.
(6)Represents 232 shares issuable to Jeffrey T. Diehl upon the vesting of restricted stock units within 60 days of September 30, 2023, 117,197 shares held by Adams Street 2006 Direct Fund, L.P. (“AS 2006”), 123,754 shares held by Adams Street 2007 Direct Fund, L.P. (“AS 2007”), 177,532 shares held by Adams Street 2008 Direct Fund, L.P. (“AS 2008”), 34,983 shares held by Adams Street 2009 Direct Fund, L.P. (“AS 2009”), 21,143 shares held by Adams Street 2010 Direct Fund, L.P. (“AS 2010”), 16,989 shares held by Adams Street 2011 Direct Fund LP (“AS 2011”), 17,047 shares held by Adams Street 2012 Direct Fund LP (“AS 2012”), and 65,767 shares of common stock held by Adams Street Co-Investment Fund II, L.P. (“AS Co-Invest II”). The shares owned by AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012 and AS Co-Invest II may be deemed to be beneficially owned by Adams Street Partners, LLC (“ASP”), the managing member of the general partner of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012 and AS Co-Invest II. Thomas S. Bremner, Jeffrey T. Diehl, Brian Dudley, Elisha P. Gould, Robin Murray, and Fred Wang, each of whom is a partner of ASP (or a subsidiary thereof) may be deemed to have shared voting and investment power over the shares. The address of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012, AS Co-Invest II and ASP is One North Wacker Drive, Suite 2200, Chicago, Illinois 60606. Mr. Diehl is a member of our board of directors.
(7)Includes 3,723 shares issuable upon vesting of restricted stock units within 60 days of September 30, 2023. Mr. Williams is our President and Co-Chief Executive and is a member of our board of directors.
Paylocity 2024 Proxy Statement     63

Security Ownership of Certain Beneficial Owners and Management
(8)Includes 232 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2023. Mr. Reiner is a member of our board of directors.
(9)Includes 8,873 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2023. Mr. Lohani is our Chief Technology Officer.
(10)Includes 232 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2023. Mr. Waters is a member of our board of directors.
(11)Includes 1,702 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2023. Mr. Glenn is our Chief Financial Officer and Treasurer.
(12)Includes 232 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2023. Ms. Breen is a member of our board of directors.
(13)Includes 1,379 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2023. Mr. Scutt is our Senior Vice President of Sales.
(14)Includes 232 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2023. Mr. Pederson is a member of our board of directors.
(15)Includes 232 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2023. Mr. Robinson is a member of our board of directors.
(16)Includes 466 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2023. Ms. Ross is our Senior Vice President of Operations.
(17)Ms. Breard was appointed to our board of directors in October 2023 and had no beneficial ownership of our common stock as of September 30, 2023. Ms. Breard received a grant of restricted stock units in connection with her appointment, 129 of which will vest within 60 days of September 30, 2023.
(18)Includes 175,116 shares issuable upon the exercise of options exercisable and 21,335 shares issuable upon the vesting of restricted stock units, in each case within 60 days of September 30, 2023.
64     Paylocity 2024 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended June 30, 2023 were satisfied.
Paylocity 2024 Proxy Statement     65

Proposal No. 3 Advisory Vote to Approve the Compensation of Our Named Executive Officers
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. We currently conduct advisory votes on executive compensation annually, with the next vote to occur at the 2024 annual meeting.
Our compensation committee and the board of directors believe that our executive compensation program, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement reflects our philosophy of linking the compensation of our named executive officers with our performance. Our compensation committee and the board believe that the executive compensation program is reasonable and effective in that it aligns the interests of our named executive officers with both the short-term and long-term interests of our stockholders.
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:
“RESOLVED, that the compensation of our named executive officers, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement are hereby approved.”
Because this vote is advisory, it will not be binding upon the board of directors or our compensation committee. However, our compensation committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For information on how our compensation committee considered the 2023 advisory vote on executive compensation, see “Compensation Discussion and Analysis - Response to the 2023 Advisory Vote on Executive Compensation and Future Advisory Vote”.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote “FOR” approval of the advisory vote to approve the compensation of our named executive officers.

66     Paylocity 2024 Proxy Statement

Proposal No. 4 Approval of 2023 Equity Incentive Plan
We are asking stockholders to approve the 2023 Equity Incentive Plan, or 2023 Plan, which was adopted by our Board upon the recommendation of the compensation committee of our board of directors, or the Committee, subject to stockholder approval. We are seeking stockholder approval of the 2023 Plan as a successor to our 2014 Equity Incentive Plan, or 2014 Plan.
No awards will be granted under the 2023 Plan unless stockholders approve it at the annual meeting. If stockholders approve the 2023 Plan, it will become effective on the date of the annual meeting, referred to as the 2023 Plan Effective Date. No new awards will be granted under the 2014 Plan on or after the date of the annual meeting.
If stockholders do not approve the 2023 Plan, we will continue to have the authority to grant awards under the 2014 Plan until its expiration in February 2024. As of September 11, 2023, 11,353,872 shares remained available for issuance under our 2014 Plan and 2,090,627 shares were subject to outstanding awards under our 2014 Plan, in each case calculated based on the target number of shares subject to outstanding Market Stock Unit Awards.
We believe that equity awards are critical incentives to recruiting, retaining and motivating the best employees in our industry. Stockholder approval of the 2023 Plan will enable us to continue to grant equity awards to key individuals and remain competitive with our industry peers. If this proposal is not approved, we believe we would be at a significant disadvantage relative to our competitors for recruiting, retaining and motivating those individuals who are critical to our success, and we could be forced to increase cash compensation, reducing resources available to meet our other business needs.
Factors Regarding Our Equity Usage and Needs
Equity is Essential to Talent Acquisition and Retention
We recognize that it is important to ensure that we are being fiscally responsible with respect to how and when we fund programs that promote our ability to motivate and retain key talent in a competitive market. We firmly believe that providing our employees and non-employee directors with equity compensation incentives will highly motivate them to achieve the long-term growth objectives of our business and align their interest with those of our other stockholders to increase stockholder value because they have a stake in the future success of our business.
It is essential that we continue the use of equity compensation to better position us in the market and allow us to retain our critical talent while attracting new talent to help us achieve our objectives, which include increasing stockholder value by growing the business. Without the approval of the 2023 Plan and continued use of the available reserves thereunder, we will not be able to continue to compete in this highly competitive market. This would ultimately result in the loss of critical talent and inhibit our ability to achieve our business goals. We intend to use the available shares under the 2023 Plan to continue to recruit and retain critical talent. If approved, we anticipate that the share reserve available under the 2023 Plan would allow us to maintain our regular equity compensation program without interruption until the 2026 Annual Meeting of Stockholders. The shares reserved under the 2023 Plan may, however, last for a shorter or longer period of time depending on various factors, such as the number of grant recipients, future grant practices, our stock price and forfeiture rates.

Paylocity 2024 Proxy Statement     67

Proposal No. 4 Approval of the 2023 Equity Incentive Plan
Key Features of the 2023 Plan
The 2023 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•Administration. The 2023 Plan would generally be administered by the Committee, which is composed entirely of independent, non-employee directors.
•Stockholder Approval is Required for Any Additional Shares. The 2023 Plan does not contain an annual "evergreen" provision, but instead reserves a fixed maximum number of shares of common stock. Additional stockholder approval is required to increase that number.
•Stockholder Approval is Required for Any Repricings. Stock options and stock appreciation rights may not be repriced, exchanged for other equity awards or cashed out without stockholder approval.
•Compensation Limits for Non-Employee Directors. The aggregate value of all regular compensation paid to any non-employee director for board services rendered in any calendar year, inclusive of cash and the grant date fair value of equity awards under the 2023 Plan, is limited to $750,000.
•No Dividend Payment Until Underlying Shares Vest. Dividends and dividend equivalents on restricted stock, restricted stock units and performance share awards vest and are paid only if and to the extent those underlying awards become vested. No dividends are payable with respect to outstanding options and stock appreciation rights.
•No Liberal Change in Control Definition. The 2023 Plan defines change in control based, in part, on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.
•Limited Transferability. Awards are not transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order.
Historical Award Information
Overhang
As of October 3, 2023, the record date of the annual meeting, there were 56,174,813 shares of our common stock outstanding. The closing price of our common stock as reported on Nasdaq on October 3, 2023 was $187.72 per share.
The following table provides additional information regarding our outstanding awards and our overhang, or potential stockholder dilution as of September 11, 2023:

Stock Options Outstanding	274,226
Weighted Average Exercise Price	$23.93
Weighted Average Remaining Term (Years)	0.97
Restricted Stock Units Outstanding	1,619,242
Market Stock Units Outstanding(1)	197,159
Total Shares Subject to Outstanding Awards	2,090,627
Number of Shares Remaining Available for Grant(2)	11,353,872

(1)The number of Market Stock Units that are outstanding as of September 11, 2023 reflect the target number of shares. Up to 200% of the target number of Market Stock Units could be earned based on satisfaction of the applicable performance goals.
(2)Does not include shares available for issuance under our 2014 Employee Stock Purchase Plan.

68     Paylocity 2024 Proxy Statement

Proposal No. 4 Approval of the 2023 Equity Incentive Plan
3-Year Historical Burn Rate, Dilution and Overhang
The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in setting the number of shares available for issuance under the 2023 Plan:

Key Equity Metrics	Fiscal 2021	Fiscal 2022	Fiscal 2023
Equity Burn Rate(1)	1.0%	1.3%	1.6%
Dilution(2)	22.9%	26.0%	24.5%
Overhang(3)	4.1%	3.6%	3.0%

(1)Equity burn rate is calculated by dividing the number of shares issuable pursuant to equity awards granted during the fiscal year by the (basic) weighted - average number of common shares outstanding during the period.
(2)Dilution is calculated by dividing the sum of (x) the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year (1,700,474 shares with respect to fiscal 2023) plus (y) the number of shares available under the 2014 Plan for future grants (11,998,140 shares with respect to fiscal 2023), by the number of common shares outstanding at the end of the fiscal year (55,912,243 shares with respect to fiscal 2023).
(3)Overhang is calculated by dividing the number of shares issuable pursuant to equity awards outstanding at the end of the fiscal year (1,700,474 shares with respect to fiscal 2023) by the number of common shares outstanding at the end of the fiscal year (55,912,243 shares with respect to fiscal 2023).
For purposes of the table above, the number of shares issuable pursuant to an award that provides for issuance of a variable number of shares based on the extent to which performance targets are satisfied is deemed to be the target number of shares that may be issued on attainment of target performance targets, even though a lesser or more number of shares may be or may have been issued based on actual performance.
Summary of the 2023 Plan
The following is a summary of the material terms of the 2023 Plan. This summary does not purport to be a complete description of all of the provisions of the 2023 Plan. It is qualified in its entirety by reference to the full text of the 2023 Plan, a copy of which is attached to this proxy statement as Appendix B.
General
The 2023 Plan provides for the grant of incentive and nonstatutory stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance units, performance shares (including performance stock units and other stock-based awards as well as cash-based awards). Incentive stock options granted under the 2023 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, which is referred to as "the Code" in this Proposal. Nonstatutory stock options granted under the 2023 Plan are not intended to qualify as incentive stock options under the Code.
Purpose
The purpose of the 2023 Plan is to advance the interests of Paylocity and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for Paylocity, by motivating such persons to contribute to Paylocity's growth and profitability, by aligning their interests with the interests of Paylocity's stockholders and by rewarding such persons for their services by tying a portion of their total compensation package to Paylocity's success.
Administration
The 2023 Plan would be administered by the Committee or, if there is no such committee, it would be administered by the board of directors. Subject to the limitations in the 2023 Plan, the Committee has the authority to interpret the 2023 Plan and to determine the recipients of awards, the number of shares subject to each award, the times when an award will become exercisable or vest, the exercise price, the type of consideration to be paid upon exercise
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and other terms of the award. To the extent permitted by applicable law and the terms of the 2023 Plan, the Committee may delegate to the appropriate officers of Paylocity the authority to grant, amend, modify, cancel, extend or renew awards to persons other than directors or executive officers whose transactions are subject to Section 16 of the Exchange Act, as amended. Accordingly, as used herein with respect to the 2023 Plan, references to the "Committee" include the board of directors, the Committee and any of Paylocity's officer(s) to whom such authority may be delegated as provided in the 2023 Plan, to the extent such delegation is applicable.
Maximum Number of Shares Issuable Under the 2023 Plan
Maximum Number of Shares Issuable. The maximum number of shares that may be issued pursuant to awards under the 2023 Plan will be equal to the sum of:
•1,760,000 shares less one share for each share subject to any equity award granted under the 2014 Plan after September 11, 2023 and prior to the 2023 Plan Effective Date, (provided that in no event shall the number of shares subject to any equity award granted under the 2014 Plan after September 11, 2023 and prior to the 2023 Plan Effective Date exceed 1,760,000) plus

•the number of any shares subject to stock options granted under the 2014 Plan and outstanding as of September 11, 2023 or which are granted and outstanding after September 11, 2023 and prior to the 2023 Plan Effective Date which expire, or for any reason are forfeited, canceled or terminated, after that date without being exercised, plus

•the number of any shares subject to full-value awards (including RSUs and MSUs) granted under the 2014 Plan that are outstanding as of September 11, 2023 or which are granted and outstanding after September 11, 2023 and prior to the 2023 Plan Effective Date which are forfeited, terminated, canceled, not earned due to any performance goal that is not met or that fail to vest or are otherwise reacquired after that date without having become vested, plus

•the number of any shares subject to equity awards granted under the 2014 Plan and outstanding on September 11, 2023 or which are granted and outstanding after September 11, 2023 and prior to the 2023 Plan Effective Date that are paid in cash, exchanged by a participant or withheld by Paylocity on or after the 2023 Plan Effective Date to satisfy any tax withholding or tax payment obligations related to such award.
Share Counting. The following are other rules for counting shares against the maximum number of shares that may be issued pursuant to the 2023 Plan:
•To the extent that an award is settled in cash, the shares that would have been issued had there been no such cash settlement will not be counted against the maximum number of shares that are issuable pursuant to the 2023 Plan.
•Shares that are subject to awards that are forfeited, terminated, canceled, not earned due to any performance goal that is not met or otherwise fail to vest or are reacquired by Paylocity will again be available for subsequent awards under the 2023 Plan.
•Shares are exchanged by a participant or withheld by Paylocity to satisfy the tax withholding or payment obligations related to any equity award will not be counted against the maximum number of shares that are issuable pursuant to the 2023 Plan.
•Shares tendered (by attestation or otherwise), exchanged or withheld as full or partial payment of the exercise price of any option or stock appreciation right will not be counted against the maximum number of shares that are issuable pursuant to the 2023 Plan (so that the number of shares available for issuance under the 2023 Plan shall be reduced only by the net number of shares actually issued).
•Shares purchased or repurchased by Paylocity with option exercise proceeds will not be available for subsequent awards.
•Shares issued in connection with awards that are granted by or become obligations of Paylocity through the assumption, substitution or conversion of awards in connection with an acquisition of another company will not count against the shares available for issuance under the 2023 Plan unless determined otherwise by
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the Committee, and such awards may reflect the original terms of the related award being assumed, substituted or converted and need not comply with other specific terms of the 2023 Plan.
•Shares of stock of an acquired company that are available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition (as adjusted using the exchange ratio or other adjustment formula used in such acquisition or combination to determine the consideration payable to its stockholders) may be used for awards under the 2023 Plan and will not reduce the number of shares available for issuance under the 2023 Plan, provided that awards using such available shares cannot be made after the date the awards or grants could have been made under the terms of the pre-existing plan and will only be made to individuals who were not employees, consultants or non-employee directors of Paylocity prior to such acquisition or combination.
Eligibility and Award Limitations
Awards other than incentive stock options are generally granted to our employees and non-employee directors, although the 2023 Plan permits the grant of awards to consultants. Incentive stock options may be granted only to employees. As of June 30, 2023, Paylocity had approximately 6,100 employees and 8 non-employee directors who would have been eligible to participate in the 2023 Plan had it been in effect on that date. Consistent with past practices, Paylocity does not currently intend to grant awards to consultants under the 2023 Plan, and, as such, there were no consultants eligible to participate in the 2023 plan if it were in effect on June 30, 2023.
The number of shares issued under the 2023 Plan pursuant to the exercise of incentive stock options may not exceed 1,760,000 shares. If an incentive stock option is granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Paylocity, or any of its parent or subsidiary corporations, the option must be granted at an exercise price that is at least 110% of the fair market value of Paylocity's stock on the date of grant, and the term of the option must not exceed five years. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options granted under the 2023 Plan that are exercisable for the first time by an optionee during any calendar year (under all our plans and our parent and subsidiary corporations) may not exceed $100,000.
Limitation on Awards to Non-Employee Directors
The 2023 Plan provides for an annual limit of $750,000 for compensation awarded to each of our non-employee directors. These annual limits do not apply to any compensation for service rendered as an employee or consultant or to any compensation that the Board determines is for special services or services beyond that required in the regular course of duties performed by a non-employee director.
Restrictions on Transfer
During a participant’s lifetime, exercisable awards (stock options and stock appreciation rights) may be exercised only by the participant or the participant’s guardian or legal representative. 2023 Plan awards shall not be subjected in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment. Participants generally may not transfer equity awards granted under the 2023 Plan, except by will or by the laws of descent and distribution, or pursuant to a domestic relations order.
Stock Options and Stock Appreciation Rights
The following is a general description of the terms of stock options and stock appreciation rights that may be awarded under the 2023 Plan. Individual grants may have different terms, subject to the overall requirements of the 2023 Plan.
Exercise Price; Payment. The exercise price of incentive stock options under the 2023 Plan may not be less than the fair market value of Paylocity's common stock subject to the option on the date of grant, and in some cases may not be less than 110% of the fair market value on the grant date, as described above. The exercise price of a nonstatutory stock option and a stock appreciation right may not be less than the fair market value of Paylocity's stock subject to the award on the date of grant. The exercise price of options granted under the 2023 Plan must be paid: (1) in cash, check or a cash equivalent; (2) by cashless exercise or tender of shares of common stock of
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Paylocity subject to attestation to the ownership of the shares and to having a fair market value not less than the exercise price; (3) by net exercise whereby the number of shares issuable upon the exercise of the option is reduced by a number of shares having a fair market value equal to the exercise price; (4) in any other form of payment as may be approved by the Committee; or (5) by a combination of the above forms of payment.
Repricing and Reload Options Prohibited. Paylocity may not, without obtaining stockholder approval, (1) amend or modify the terms of any outstanding option or stock appreciation right to reduce the exercise price; (2) cancel, exchange or permit or accept the surrender of any outstanding option or stock appreciation right in exchange for an option or stock appreciation right with a lower exercise price; or (3) cancel, exchange or permit or accept the surrender of any outstanding option or stock appreciation right in exchange for any other award, cash or other securities for purposes of repricing that option or stock appreciation right. Also, no option may be granted to any participant on account of the use of shares to exercise a prior option.
Vesting and Exercise. Stock options and stock appreciation rights granted under the 2023 Plan vest and become exercisable in cumulative increments as determined by the Committee, provided that the holder's employment by, or service as a director of or consultant to, Paylocity or certain related entities or designated affiliates, continues from the date of grant until the applicable vesting date. Stock options and stock appreciation rights granted under the 2023 Plan may be subject to different vesting terms. In addition, the Committee has the power to accelerate the time during which an award may be exercised.
Term. The maximum term of stock options and stock appreciation rights under the 2023 Plan is ten years, except for certain incentive stock options with a maximum term of five years, as described above. The 2023 Plan provides for the earlier termination of an award due to the holder’s termination of service.
Restricted Stock Units
The Committee may grant restricted stock units under the 2023 Plan. Restricted stock units represent a right to receive shares of Paylocity's common stock at a future date determined in accordance with the participant's award agreement. There is no purchase or exercise price associated with restricted stock units or with the shares issued in settlement of the award. The Committee may grant restricted stock unit awards that are subject to time-based vesting or performance-based vesting.
Participants may not transfer shares acquired pursuant to restricted stock units until the award vests and is settled. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle the holders to receive dividend equivalents, which are rights to receive additional restricted stock units or cash amounts on restricted stock units that vest based on the value of any cash dividends Paylocity declares prior to the settlement of vested restricted stock units. Any dividend equivalents are subject to the same restrictions and risk of forfeiture as the underlying award.
Restricted Stock Awards
The Committee may grant restricted stock awards under the 2023 Plan specifying the number of shares of stock subject to the award and including such terms and conditions as the Committee shall from time to time establish. The Committee determines the purchase price payable under restricted stock purchase rights, which may be less than the then current fair market value of Paylocity’s common stock, or may grant restricted stock without any purchase price. Restricted stock awards may be subject to vesting conditions specified by the Committee based on service or performance criteria. Participants may not transfer shares acquired pursuant to a restricted stock award until the shares vest. Unless otherwise provided by the Committee, participants forfeit any unvested shares of restricted stock upon termination of service. Participants holding restricted stock generally may vote the shares and receive any dividends paid; however, no dividends or distributions will be paid on shares of stock subject to vesting conditions except to the extent that such vesting conditions are satisfied, and the restrictions on the original restricted stock award apply to adjustments made upon a change in the capital structure of Paylocity, and any substituted or additional securities or property arising from such award.
Performance Awards
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The Committee may grant performance awards subject to the fulfillment of conditions and the attainment of performance goals with such terms and over such periods as the Committee determines in writing and sets forth in a written agreement between Paylocity and the participant. These awards may be designated as performance shares or performance units. Performance shares are awards that provide for a payment in shares (or cash equivalent to the fair market value of shares) based on satisfaction of performance goals established by the Committee, and performance units are awards that provide for the payment of cash based on the satisfaction of performance goals established by the Committee.
The Committee may make positive or negative adjustments to performance award payments to reflect individual job performance or other factors. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on Paylocity's common stock to a participant awarded performance shares. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.
Other Stock-Based Awards
The 2023 Plan permits the Committee to grant other awards based on Paylocity's stock or based on dividends paid on its stock. Participants have no voting rights or rights to receive cash dividends with respect to other awards until shares of common stock are issued in settlement of such awards. At its discretion, the Committee may provide for the payment of dividend equivalents (which will be subject to the same restrictions and risks of forfeiture as the underlying award) with respect to cash dividends paid on Paylocity’s common stock that are subject to such awards.
Cash-Based Awards
The 2023 Plan permits the Committee to grant awards that provide for potential to receive a cash payment amount or cash payment range and with such other terms, including the achievement of performance criteria, as the Committee may determine.
Adjustments Upon Certain Corporate Events
Capitalization Adjustments. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of Paylocity, or in the event of any extraordinary cash dividend, the 2023 Plan provides for appropriate adjustments in (i) the maximum number and class of shares subject to the 2023 Plan and to any outstanding awards, and (ii) the exercise or purchase price per share of any outstanding equity awards. Any fractional share resulting from an adjustment is rounded down to the nearest whole number, and at no time will the exercise price of any stock option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.
Change in Control.  In the event of a change in control of the Company the acquiring or successor entity may assume or continue all or any awards outstanding under the 2023 Plan or substitute substantially equivalent awards. The Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full. Any awards that are not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The 2023 Plan also permits the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price or purchase price per share, if any, under the award.
Duration, Amendment and Termination
The Committee may amend or terminate the 2023 Plan at any time. Incentive stock option awards will not be granted under the 2023 Plan later than the tenth anniversary of the date the Board or Committee most recently approved the applicable number of shares issuable under the 2023 Plan pursuant to the exercise of incentive stock
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options, or if earlier, the tenth anniversary of the date the stockholders most recently approved the applicable number of shares issuable under the 2023 pursuant to the exercise of incentive stock options. No amendment authorized by the Committee will be effective unless approved by the stockholders of Paylocity if the amendment would (1) increase the number of shares reserved under the 2023 Plan; (2) change the class of persons eligible to receive incentive stock options; (3) reprice any stock option or stock appreciation right or (4) modify the 2023 Plan in any other way that requires stockholder approval under applicable law.
New Plan Benefits
Paylocity has not approved any awards that are conditioned on stockholder approval of the 2023 Plan proposal. Paylocity cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 2023 Plan because Paylocity's equity award grants are discretionary in nature. If the proposed 2023 Plan had been in effect in fiscal 2023, Paylocity expects that the number of awards granted in fiscal 2023 would not have been different from those actually made in that year under the 2014 Plan.
United States Federal Income Tax Information
The following discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2023 Plan and not of state or local taxes that may apply to awards under the 2023 Plan. Tax consequences may vary depending on particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Participants in the 2023 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes. This discussion is based on the provisions of the Code in effect at the time this summary was drafted for inclusion in this proxy statement. It does not include a discussion of or anticipate changes that may become effective or be implemented after June 30, 2023. Subsequent developments in the U.S. federal income tax law could have a material effect on the U.S. federal income tax consequences of awards granted under the 2023 Plan.
Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the limitations of Section 162(m) of the Code and the satisfaction of our tax reporting obligations. Section 162(m) may limit the deductibility of compensation paid to our chief executive officer and to each of our other "covered employees." Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible by us only to the extent that it does not exceed $1,000,000. The Committee reserves the right to grant awards under the 2023 Plan that result in compensation to our covered employees in excess of the $1,000,000 Section 162(m) deduction limitation.
Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for at least two years following the date the incentive stock option was granted or within one year following the exercise of the option normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, Paylocity will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be treated as a capital gain. If a loss is recognized, it will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by Paylocity for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable
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income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options and Stock Appreciation Rights. Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. Paylocity generally is entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to Paylocity with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date." The determination date is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, or IRS, no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Paylocity generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Performance Shares, Performance Units and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described under "Restricted Stock." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined under "Restricted Stock"), will be taxed as capital gain or loss. Paylocity generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote. Should stockholder approval not be obtained, the 2023 Plan will not be implemented, and the 2014 Plan will continue in effect pursuant to its current terms.
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Proposal No. 4 Approval of the 2023 Equity Incentive Plan
The Board of directors believes that the proposed 2023 Plan is in the best interests of Paylocity and its stockholders for the reasons stated above.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the 2023 Plan.

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Proposal No. 5 Amendment to Article VI of our Second Amended and Restated Certificate of Incorporation
The board of directors has approved an amendment to our Second Amended and Restated Certificate of Incorporation to provide that stockholders may remove directors from office with or without cause. The full text of the proposed Third Amended and Restated Certificate of Incorporation is included as Appendix C and has been marked to show changes from the current Second Amended and Restated Certificate of Incorporation.
Removal of Directors With or Without Cause
Article VI, paragraph G of our Second Amended and Restated Certificate of Incorporation currently provides that a director may be removed from office only with cause and upon the approval of holders of 66-2/3% of the voting power of the then outstanding shares of stock entitled to vote in the election of directors. Section 141(k) of the Delaware General Corporation Law, as applicable to corporations without a classified board of directors, requires that stockholders be afforded the right to remove directors from office with or without cause. The proposed amendment to the Company’s Second Amended and Restated Certificate of Incorporation is intended to conform to the requirements of Delaware law, as beginning with this 2024 Annual Meeting of Stockholders, all of our directors are elected for one-year terms at each annual meeting of stockholders and is therefore no longer classified.
If approved, this proposal would become effective upon the filing of the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would do promptly after stockholder approval is obtained.
The board of directors has also adopted conforming amendments to our Amended and Restated Bylaws, which would be effective immediately upon the effectiveness of the amendment to the certificate of incorporation.
Vote Required and Board of Directors Recommendation
The affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares in voting power of the shares entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote “FOR” the amendment to our Second Amended and Restated Certificate of Incorporation to allow for the removal of directors with or without cause. Proxies will be so voted unless stockholders specify otherwise in their proxies.

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Stockholder Proposals or Nominations to be Presented at Next Annual Meeting
Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2025 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b) (2), to the Corporate Secretary at our principal executive offices no later than the close of business on June 22, 2024 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.
Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the “Corporate Governance—Director Nominations” section of this Proxy Statement.
In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2025 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day or later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2025 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2024 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2025 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. In addition to satisfying advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 1, 2024, which is 60 days prior to the anniversary date of the Annual Meeting. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.
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Transaction of Other Business
At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2024 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.
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Stockholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Paylocity stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173, or call our Investor Relations department at 847-463-3200, and we will promptly send you what you have requested. You can also contact our Corporate Secretary or Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
By order of the board of directors

Steven R. Beauchamp            Toby Williams
Co-Chief Executive Officer        President and Co-Chief Executive Officer
October 20, 2023
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Appendix A - Non-GAAP Financial Measures
We present certain non-GAAP financial measures in this proxy statement because we consider them to be important supplemental measures in evaluating our financial and operating performance. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments.
Non-GAAP financial measures have limitations as an analytical tool. We encourage you to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this proxy statement. We define Adjusted EBITDA as net income before interest expense, income tax expense, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items, which include acquisition-related costs. We calculate Adjusted EBITDA margin as Adjusted EBITDA as described in the preceding sentence divided by total revenues. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs and purchase of property and equipment. Free cash flow margin is calculated by dividing free cash flow as defined in the preceding sentence divided by total revenues. Please note that other companies may define their non-GAAP financial measures differently than we do.

Reconciliation from Net income to Adjusted EBITDA:	Year Ended June 30, 2023 ($ millions)
Net income	$140.8
Interest expense	$0.7
Income tax expense	$17.8
Depreciation and amortization expense	$60.9
EBITDA	$220.2
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$154.5
Other items(1)	$0.5
Adjusted EBITDA	$375.2
(1) Represents acquisition related costs

Reconciliation of Free cash flow:	Year Ended June 30, 2023 ($ millions)
Net cash provided by operating activities	$282.7
Capitalized internal-use software costs	$(45.0)
Purchases of property and equipment	$(21.9)
Free cash flow	$215.8
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Appendix B
PAYLOCITY HOLDING CORPORATION
2023 EQUITY INCENTIVE PLAN

1.Establishment, Purpose and Term of Plan.
1.1Establishment.
(a)The Paylocity Holding Corporation 2023 Equity Incentive Plan (the “Plan”) is hereby established effective as of the Effective Date. Certain capitalized terms used herein have the meanings set forth in Section 2 of the Plan.
(b)The Plan is the successor to the Prior Plan. As of the Effective Date: (i) no additional awards may be granted under the Prior Plan; (ii) any Returning Shares will become available for issuance pursuant to Awards granted under this Plan; and (iii) all awards granted under the Prior Plan that are outstanding on the Effective Date will remain subject to the terms of the Prior Plan (except to the extent such outstanding awards result in Returning Shares that become available for issuance pursuant to Awards granted under this Plan). All Awards granted under this Plan will be subject to the terms of this Plan.
1.2Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.3Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that any Incentive Stock Option shall be granted, if at all, within ten (10) years from the earlier of: (i) the date the Board or the Committee most recently approved the applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options, or (ii) the date the Company’s stockholders most recently approved the maximum applicable number of shares issuable under the Plan pursuant to the exercise of Incentive Stock Options.
2.Definitions and Construction.
2.1Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned to such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
(f)“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
(g)“Cause” has the meaning ascribed to such term in any written agreement between the Participant and the applicable Participating Company that employs or engages Participant defining such term and, in the absence of such an agreement that contains such term, ”Cause” means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without
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limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement (except with respect to a disclosure protected by applicable law); or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.
(h)“Change in Control” means, unless otherwise defined in the applicable Award Agreement, the occurrence of any one or a combination of the following events in each case which is actually consummated:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(ii)an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ff)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(iii)a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;
provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (i), (ii) and (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.
(j)“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers and, in such instances, references herein to the Committee
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shall mean the Board. Unless the Board specifically determines otherwise, each member of the Committee shall, at the time it takes any action with respect to an Award under the Plan, be a “non-employee director” within the meaning of Rule 16b-3 and an “independent director” under the rules of any stock exchange on which the Stock is listed. However, the fact that a Committee member shall fail to qualify as “non-employee director” or an “independent director” shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.
(k)“Company” means Paylocity Holding Corporation, a Delaware corporation, and any successor corporation thereto.
(l)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.
(m)“Director” means a member of the Board.
(n)“Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(o)“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant. No Dividend Equivalent Right shall be credited or paid with respect to any Option or SAR.
(p)“Effective Date” means the date of the annual meeting of shareholders of the Company held in 2023; provided, that this Plan is approved by the Company’s stockholders at such meeting.
(q)“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)The Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may also determine the Fair Market Value upon the average selling price of the Stock during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period and in a manner that is consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
(iii)If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A and/or Section 422 of the Code to the extent applicable.
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(t)“Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(u)“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(v)“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(w)“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(x)“Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant's rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant's rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other applicable laws.
(y)“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(z)“Nonemployee Director” means a Director who is not an Employee.
(aa)“Nonemployee Director Award” means any Award granted to a Nonemployee Director.
(bb)“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(cc)“Officer” means any person designated by the Board as an officer of the Company.
(dd)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(ee)“Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
(ff)“Ownership Change Event” means the occurrence of any of the following transactions with respect to the Company which is actually consummated: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(gg) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(hh)“Participant” means any eligible person who has been granted one or more Awards.
(ii)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(jj)“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(kk)“Performance Award” means an Award of Performance Shares or Performance Units.
(ll)“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
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Appendix B
(mm)“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
(nn)“Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.
(oo)“Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(pp)“Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(qq)“Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(rr)“Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 6.4(a).
(ss)“Prior Plan” means the Paylocity Holding Corporation 2014 Equity Incentive Plan.
(tt)“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(uu)“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.
(vv)“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.
(ww)“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
(xx)"Returning Shares" means shares subject to share awards granted under the Prior Plan that are outstanding on September 11, 2023 or which are granted and outstanding after September 11, 2023 and prior to the Effective Date, and that: (A) are not issued because such share award or any portion thereof expires or otherwise terminates without all of the shares covered by such share award having been issued; (B) are not issued because such award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld by the Company in satisfaction of payment of the purchase or exercise price, or (E) are withheld by the Company in satisfaction of tax withholding obligations.
(yy)“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(zz)“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(aaa)“Section 409A” means Section 409A of the Code.
(bbb)“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(ccc)“Securities Act” means the Securities Act of 1933, as amended.
(ddd)“Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Subject to the terms of the Company’s leave of absence policy and/or the written terms of any leave of absence agreement or policy applicable to the Participant, to the extent permitted by law, the Committee or its designee, in that party’s sole discretion, may determine whether Service will be considered interrupted in the case of (i) any Company approved leave of absence, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Additionally, a leave of absence will be treated as continued Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a
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Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
(eee)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.
(fff)“Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
(ggg)“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(hhh)“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(iii)“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(jjj)“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.
2.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.Administration.
3.1Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers and each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee and as may be required by applicable law.
3.3Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
3.4Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b)to determine the type of Award granted;
(c)to determine the Fair Market Value of shares of Stock or other property;
(d)to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award
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or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Targets, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f)to approve one or more forms of Award Agreement;
(g)to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto except as provided in Section 3.5 (Repricing and Reload Options Prohibited) provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(h)to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards;
(j)To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Change in Control, for reasons of administrative convenience; and
(k)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.5Option or SAR Repricing and Reload Options Prohibited. Except as provided in Section 4.2 (Adjustments for Changes in Capital Structure) or in connection with a Change in Control, neither the Company, Board nor any Committee shall have the authority to (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any Options or SARs that have an exercise price of strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event. No Option may be granted to any Participant on account of the use of Stock by the Participant to exercise a prior Option.
3.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties or with respect to which the recoupment provisions of Section 18.2 of the Plan are applicable; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.Shares Subject to Plan.
4.1Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan will not exceed 1,760,000 shares less one share for each share subject to any equity award granted under the Prior Plan after September 11, 2023 and prior to the Effective Date; plus the number of Returning Shares, if any, as such shares become available from time to time, and such shares may consist of authorized but reissued or reacquired shares of Stock or any combination thereof. In no event
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shall the number of shares subject to any equity award granted under the Prior Plan after September 11, 2023 and prior to the Effective Date exceed 1,760,000.
4.2Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced only by the net number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 and Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan.
4.3Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 409A and Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Incentive Stock Option limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion and in accordance with Section 409A and Section 424 of the Code to the extent applicable. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.4Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of equity awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code, without reducing the number of shares otherwise available for issuance under the Plan. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.
5.Eligibility, Participation and Award Limitations.
5.1Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.
5.2Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

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5.3Incentive Stock Option Limitations.
(a)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 1,760,000 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.
(b)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(c)Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.
5.4Nonemployee Director Award Limit. Annual compensation awarded to any Nonemployee Director during each calendar year in respect of the Nonemployee Director’s service as a member of the Board during such year, including both shares of Stock subject to Awards and any cash fees paid to such Nonemployee Director (but excluding any expense reimbursements or distributions from any deferred compensation program applicable to the Nonemployee Director), may not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
6.Stock Options.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.
6.2Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3Payment of Exercise Price.
(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise (for Nonstatutory Stock Options); (iii) by
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such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) if permitted by the Committee, by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)Limitations on Forms of Consideration.
(i)Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(ii)Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(iii)Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4Effect of Termination of Service.
(a)Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee or in an Award Agreement, an Option shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period specified below, or if applicable, such other period provided in the applicable Award Agreement or other written agreement between the Participant and the Company; provided however, in no event may such Option be exercised after expiration of its maximum permitted term as set forth in the Award Agreement evidencing such Option or any earlier date the Option is terminated in connection with a Change in Control (the “Option Expiration Date”), and thereafter shall terminate if not exercised during such period.
(i)Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated.
(ii)Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service for any reason other than Cause.
(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(iv)Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of four (4) months after the date on which the Participant’s Service terminated.
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(b)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the Post-Termination Exercise Period is prevented by the provisions of Section 14 below or other applicable law on any date during such Post-Termination Exercise Period and on which the per share exercise price of the Option is less than the Fair Market Value, such Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions but in any event no later than the Option Expiration Date.
6.5Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option. Notwithstanding the foregoing, Options may not be transferred to any third party for value.
7.Stock Appreciation Rights.
Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.
7.2Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A.
7.3Exercisability and Term of SARs.
(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee and set forth in the Award Agreement, in a lump sum
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upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion. The Company may elect to discontinue the deemed exercise of SARs pursuant to this Section 7.5 at any time upon notice to a Participant or to apply the deemed exercise feature only to certain groups of Participants. The deemed exercise of a SAR pursuant to this Section 7.5 shall apply only to a SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.
7.6Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee or in an Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.7Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act. Notwithstanding the foregoing, SARs may not be transferred to any third party for value.
8.Restricted Stock Awards.
Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
8.2Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading
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Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that any such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made
8.7Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.Restricted Stock Units.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
9.2Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
9.3Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
9.4Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted
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Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Restricted Stock Unit Award which is subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied.
9.5Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee as meeting the requirements for an exemption from, or alternatively in compliance with the requirements of Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than such latest permitted date as necessary to avoid adverse tax consequences under Section 409A. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement or an Election (as defined in Section 15.2). Notwithstanding the foregoing, the Committee, in its discretion, may provide in an Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.Performance Awards.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
10.3Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be
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paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of objective or subjective business, financial, or individual performance or other performance criteria established by the Committee (each, a “Performance Measure”), subject to the following:
(a)Performance Measures. Unless otherwise determined by the Committee Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.
(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
10.5Settlement of Performance Awards.
(a)Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Section 10.5(a) the Company shall notify each Participant of the determination of the Committee.
(c)Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Section 10.5(a) but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement or an Election. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(d)Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
10.6Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which
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they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals and other Vesting Conditions as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Performance Share Award which is subject to Performance Goals or other Vesting Conditions except to the extent that such Performance Goals and/or other Vesting Conditions are satisfied.
10.7Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
(a)Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b)Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
10.8Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11.Cash-Based Awards and Other Stock-Based Awards.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
11.1Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The
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Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.
11.4Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines and set forth in the Award Agreement. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award. No dividends or distributions shall be paid on shares of Stock subject to any Other Stock Based Award which are subject to Vesting Conditions except to the extent that such Vesting Conditions are satisfied.
11.6Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
12.Standard Forms of Award Agreement.
12.1Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a Company-executed Award Agreement, which execution may be evidenced by electronic means.
12.2Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
13.Change in Control.
13.1Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the following provisions will apply to Awards in the event of a Change in Control, contingent upon the consummation of the Change in Control, unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Committee may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control. The
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Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants and in each case may make such determination in its discretion and without the consent of any Participant (unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award).
(a)Accelerated Vesting. The Committee may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.
(b)Assumption, Continuation or Substitution. The Committee may arrange for the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), to assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, with appropriate adjustments in accordance with Section 4.3. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is not assumed, continued, or substituted by the Acquiror in connection with the Change in Control nor exercised prior to the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c)Assignment or Lapse of Reacquisition or Repurchase Rights. The Committee may arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Stock issued pursuant to the Award to the Acquiror or arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award.
(d)Cancellation. In its discretion, the Committee may cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for no consideration ($0) or such consideration, if any, as determined by the Committee.
(e)Cash-Out of Outstanding Stock-Based Awards. The Committee may determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without notice or payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and, to the extent applicable, in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of the Change in Control.
(f)Adjustments and Earnouts. In making any determination pursuant to this Section 13.1 in the event of a Change in Control, the Committee may, in its discretion, determine that an Award shall or shall not be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, earnouts and similar conditions as the other holders of the Company's Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A or Section 424 of the Code.
13.2Appointment of Stockholder Representative. As a condition to the receipt of an Award under the Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf.
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13.3Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full effective immediately prior to and contingent upon the consummation of the Change in Control and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b) or otherwise restricted by Section 409A, shall be settled effective immediately prior to the time of consummation of the Change in Control if not exercised prior to the Change in Control.
13.4Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b)Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.4(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.4(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.
14.Compliance with Securities Law.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15.Compliance with Section 409A.
15.1Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:
(a)A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b)Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
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15.2Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A and the Company, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a)Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b)Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.
(c)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.
15.3Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a)No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b)Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c)No subsequent Election related to a payment pursuant to Section 15.4(a)(vi) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d)Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.
15.4Payment of Section 409A Deferred Compensation.
(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i)The Participant’s “separation from service” (as defined by Section 409A);
(ii)The Participant’s becoming “disabled” (as defined by Section 409A);
(iii)The Participant’s death;
(iv)A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;
(v)A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi)The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b)Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent necessary to avoid adverse tax consequences under Section 409A no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation and which is made in connection with the Participant’s separation from service may be made to a Participant who is a “specified employee” for purposes of Section 409A before the date that is one day and six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death (such applicable date, the “Delayed Payment Date”). All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
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(d)Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum or commence upon the determination that the Participant has become disabled.
(e)Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f)Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.3 shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g)Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h)Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A. The Company reserves the right in its discretion to accelerate the time or schedule of any payment under an Award providing Section 409A Deferred Compensation to the maximum extent permitted by Section 409A.
(i)No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
16.Tax Withholding.
16.1Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
16.2Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall be determined by the Company in accordance with the Company’s withholding procedures and considering any accounting consequences or cost. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax
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withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
17.Amendment, Suspension or Termination of Plan.
The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3, (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
18.Miscellaneous Provisions.
18.1Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.2Forfeiture Events.
(a)The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.
(b)All Awards granted under the Plan will be subject to recoupment in accordance with: (i) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, (ii) as is otherwise required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, including Rule 10D-1 of the Exchange Act, (iii) any other applicable law, and (iv) any clawback or recoupment policy that the Company otherwise adopts, in each case to the extent applicable and permissible under applicable law.
(c)No recovery of compensation pursuant to the foregoing provisions will constitute an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company.
18.3Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
18.4Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Committee may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares, amount of cash, or other property subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a
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reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
18.5Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
18.6Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4 or another provision of the Plan.
18.7Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
18.8Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
18.9Provisions for Non-U.S. Participants. The Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
18.10Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering any offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any share of Stock or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
18.11Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares of Stock held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 18.12 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 18.12, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
18.12Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically
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references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.
18.13Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
18.14Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.15No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
18.16Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
18.17Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Illinois, without regard to its conflict of law rules.

Paylocity 2024 Proxy Statement    B-24

Appendix C
~~SECOND~~THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PAYLOCITY HOLDING CORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Paylocity Holding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”),
DOES HEREBY CERTIFY:
1.That the name of the corporation is Paylocity Holding Corporation, and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on November 6, 2013 under the name Paylocity Holding Corporation.
2.That the Board of Directors of the corporation duly adopted resolutions proposing to amend and restate the Second Amended and Restated Certificate of Incorporation, as amended, of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor.
3.The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
The name of the corporation is Paylocity Holding Corporation (hereinafter referred to as the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
ARTICLE IV
A.The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 160,000,000 shares, consisting of: 155,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).
B.Except as otherwise restricted by this ~~Second~~Third Amended and Restated Certificate of Incorporation (this “Certificate”), the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.
Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.
C.The designations and the powers, preferences and rights and qualifications, limitations or restrictions of the shares of each class of stock are as follows:
1.Common Stock
(a)Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote.
(b)The holders of shares of Common Stock shall not have cumulative voting rights (as defined in Section 214 of the DGCL).
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(c)Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor.
(d)In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debt and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.
(e)No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
2.Preferred Stock. The shares of Preferred Stock shall initially be undesignated and may be issued from time to time in one or more additional series by the Board of Directors. The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly-unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.
ARTICLE V
The Corporation is to have a perpetual existence.
ARTICLE VI
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
A.The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by law or by this Certificate or the bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
B.The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
C.Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
D.Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the Chief Executive Officer.
E.The number of directors shall be set at five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Until the 2022 annual meeting of stockholders, the directors shall be divided into three classes. Commencing with the 2022 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2023 annual meeting of the stockholders; at the 2023 annual meeting of the stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2024 annual meeting of the stockholders; and at each annual meeting of stockholders of the Corporation thereafter, the directors elected at an annual meeting of stockholders to succeed those whose terms then expire shall hold office until the next succeeding annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

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F.Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders described in Article VI(G) below) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
G.Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, ~~but only for~~with or without cause ~~and only~~ by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.
ARTICLE VII
No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.
ARTICLE VIII
All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate in the Board of Directors, are hereby conferred upon the Board of Directors.
ARTICLE IX
The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal the Bylaws. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any adoption, amendment or repeal of Bylaws by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE X
The Corporation reserves the right to amend or repeal any provision contained in this Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, that, notwithstanding any other provision of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but subject to the rights of the holders of any series of Preferred Stock then outstanding and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any of the Articles in this Certificate.
ARTICLE XI
To the fullest extent permitted by law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law, this Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.
C-3     Paylocity 2024 Proxy Statement

Appendix C

IN WITNESS WHEREOF, the Corporation has caused this ~~Second~~Third Amended and Restated Certificate of Incorporation to be signed by the undersigned officer, thereunto duly authorized, on this day of , ~~2021~~2023.

PAYLOCITY HOLDING CORPORATION

By:
Steven Beauchamp
Co-Chief Executive Officer
Paylocity 2024 Proxy Statement    C-4

Forward Together.

1400 American Lane
Schaumburg, IL 60173

paylocity.com
investors.paylocity.com

paylocity®

Preliminary Proxy Statement - Subject to Completion

paylocity

PAYLOCITY HOLDING CORPORATION
1400 AMERICAN LANE
SCHAUMBURG, IL 60173

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 29, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PCTY2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 29, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23976-P98959

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAYLOCITY HOLDING CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Steven R. Beauchamp
02) Linda M. Breard
03) Virginia G. Breen
04) Jeffrey T. Diehl
05) Robin L. Pederson
06) Andres D. Reiner
07) Kenneth B. Robinson
08) Steven I. Sarowitz
09) Ronald V. Waters III
10) Toby J. Williams

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2024.	☐	☐	☐
3. Advisory vote to approve the compensation of named executive officers.	☐	☐	☐
4. Approval of the 2023 Equity Incentive Plan.	☐	☐	☐
5. Approval of an amendment to Article VI of the Second Amended and Restated Certificate of Incorporation to allow for the removal of directors with or without cause.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

V23977-P98959

PAYLOCITY HOLDING CORPORATION
Annual Meeting of Stockholders
November 30, 2023 8:30 AM CST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven R. Beauchamp and Toby J. Williams as proxies, with the power to appoint each of his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PAYLOCITY HOLDING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, CST on November 30, 2023, virtually at www.virtualshareholdermeeting.com/PCTY2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side